                                                                     Exhibit 4.5

                          CHC HELICOPTER CORPORATION,

                                    Company,

                              4083423 Canada Inc.
         Aviation Personnel Recruitment and Management (APRAM) Limited
                         Bond Helicopter Services Ltd.
                          Brintel Helicopters Limited
                            Brintel Holdings Limited
                      Canadian Helicopters (U.K.) Limited
                          Capital Aviation Services BV
                         CHC Capital (Barbados) Limited
                              CHC Ireland Limited
                       CHC Helicopters (Barbados) Limited
                        CHC Helicopter Holdings Limited
                  CHC Helicopters (Africa) (Proprietary) Ltd.
                       CHC Helicopters International Inc.
                        CHC Helicopters (Mauritius) Ltd.
                         CHC Leasing (Barbados) Limited
                               CHC Netherlands BV
                                 CHC Sweden AB
                               CHC Scotia Limited
                          Court Air (Proprietary) Ltd.
                     Court Flight Safety (Proprietary) Ltd.
                  Court Helicopter Services (Proprietary) Ltd.
                            Flight Handling Limited
                     Handelsmaatschappij Schreiner & Co. BV
                    Lloyd Bass Strait Helicopters Pty. Ltd.
                   Lloyd Helicopters International Pty. Ltd.
                 in its individual capacity and as trustee for
                        The Australian Helicopters Trust
                       Lloyd Helicopter Services Limited
                      Lloyd Helicopter Services Pty. Ltd.
                          Lloyd Helicopters Pty. Ltd.
                      Lloyd Offshore Helicopters Pty. Ltd.
                  Luchtvaartmaatschappij Schreiner Airways BV
                            Management Aviation Ltd.
                           North Denes Aerodrome Ltd.
                       Schreiner Aircraft Maintenance BV
                             Schreiner Canada Ltd.
                         Schreiner Luchtvaart Group BV
                       Schreiner Northsea Helicopters BV
                       Schreiner Northsea Helicopters CV
                          Schreiner Onroerend Goed BV
                               Schreiner Tchad SA
                           Viking Helicopters Limited
                         Whirly Bird Services Limited,

                             Subsidiary Guarantors,

                                       and

                              THE BANK OF NEW YORK,

                                     Trustee
                                 --------------

                                    Indenture

                            Dated as of April 27 2004
                                 --------------

                   7 3/8% Senior Subordinated Notes due 2014

                           CHC HELICOPTER CORPORATION

               Reconciliation and tie between Trust Indenture Act
                      of 1939 and Indenture April 27, 2004

  Trust Indenture                                           Indenture
  Act Section                                               Section
  -----------                                               -------
ss. 310    (a)(1)......................................     608
           (a)(2)......................................     608
           (b).........................................     608
ss. 312    (c).........................................     701
ss. 313    (a).........................................     703
ss. 314    (a)(4)......................................     1007
           (c)(1)......................................     102
           (c)(2)......................................     102
           (e).........................................     102
ss. 315    (b).........................................     601
ss. 316    (a)(last sentence)..........................     101 ("Outstanding")
           (a)(1)(A)...................................     502, 512
           (a)(1)(B)...................................     513
           (b).........................................     508
           (c).........................................     104(d)
ss. 317    (a)(1)......................................     503
           (a)(2)......................................     504
           (b).........................................     1003
ss. 318    (a).........................................     111


-----------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                            Page
PARTIES .........................................................................1
RECITALS OF THE COMPANY .........................................................1

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.       Definitions ..................................................2
                   Acquired Indebtedness ........................................3
                   Act ..........................................................3
                   Additional Amounts ...........................................3
                   Additional Notes .............................................3
                   Adjusted Net Assets ..........................................3
                   Administrative Agent .........................................3
                   Affiliate ....................................................3
                   Agent Members ................................................4
                   Applicable Premium ...........................................4
                   Asset Sale ...................................................4
                   Asset Swap ...................................................4
                   Attributable Indebtedness ....................................4
                   Average Life .................................................5
                   Bankruptcy Law ...............................................5
                   Board of Directors ...........................................5
                   Board Resolution .............................................5
                   Capital Stock ................................................5
                   Capitalized Lease Obligation .................................5
                   Cash Equivalents .............................................5
                   Change of Control ............................................6
                   Change of Control Offer ......................................7
                   Change of Control Purchase Date ..............................7
                   Change of Control Purchase Price .............................7
                   Commission ...................................................7
                   Commodity Agreement ..........................................7
                   Company Request or Company Order .............................7
                   Consolidated Adjusted Net Income .............................8
                   Consolidated Fixed Charge Coverage Ratio .....................8
                   Consolidated Interest Expense ................................9
                   Consolidated Non-cash Charges ................................10
                   Consolidated Tax Expense .....................................10
                   covenant defeasance ..........................................10
                   Currency Agreements ..........................................10
                   Default ......................................................10

                   Defaulted Interest ...........................................10
                   defeasance ...................................................10
                   Depositary ...................................................10
                   Designated Senior Indebtedness ...............................10
                   Disinterested Director .......................................10
                   DTC ..........................................................11
                   Equity Offering ..............................................11
                   EU Investorco ................................................11
                   EU Licensed Operators ........................................11
                   EU National or EU Nationals ..................................11
                   Excess Proceeds ..............................................11
                   Excess Proceeds Offer ........................................11
                   Exchange Act .................................................11
                   Exchange Offer ...............................................11
                   Excluded Holder ..............................................11
                   Fair Market Value ............................................11
                   Funding Guarantor ............................................11
                   Generally Accepted Accounting Principles or GAAP .............12
                   Global Notes .................................................12
                   guarantee ....................................................12
                   Guarantee ....................................................12
                   Guarantor Senior Indebtedness ................................12
                   Holder .......................................................13
                   Immediate Family .............................................13
                   incur ........................................................13
                   Indebtedness .................................................13
                   Interest Act (Canada) ........................................14
                   Interest Rate Agreements .....................................14
                   Investment ...................................................14
                   Issue Date ...................................................14
                   Lien .........................................................15
                   Material Permit ..............................................15
                   Maturity .....................................................15
                   Moody's ......................................................15
                   Net Cash Proceeds ............................................15
                   New Aircraft Sale and Leaseback Transaction ..................16
                   Non-Guarantor Restricted Subsidiary ..........................16
                   Non-Payment Default ..........................................16
                   Non-Recourse Debt ............................................16
                   Note Register ................................................16
                   Note Registrar ...............................................16
                   Officer ......................................................17
                   Officer's Certificate ........................................17
                   Offshore Global Note .........................................17
                   Offshore Note Exchange Date ..................................17
                   Offshore Physical Notes ......................................17

                   Opinion of Counsel ...........................................17
                   Ordinary Shares ..............................................17
                   Original Currency                                             17
                   Other Currency ...............................................17
                   Outstanding, .................................................17
                   Pari Passu Indebtedness ......................................18
                   Payment Blockage Period ......................................18
                   Payment Default ..............................................18
                   Permanent Offshore Global Note ...............................18
                   Permitted Business ...........................................18
                   Permitted Employee Stock Purchase Loans ......................18
                   Permitted Holders ............................................19
                   Permitted Indebtedness .......................................19
                   Permitted Investments ........................................19
                   Permitted Joint Venture ......................................20
                   Permitted Junior Securities ..................................20
                   Person .......................................................20
                   Physical Notes ...............................................20
                   Place of Payment .............................................20
                   Predecessor Note .............................................21
                   Preferred Stock ..............................................21
                   Private Placement Legend .....................................21
                   Purchase Money Obligation ....................................21
                   Qualified Capital Stock ......................................21
                   Redeemable Capital Stock .....................................21
                   refinancings .................................................22
                   Registration Rights Agreement ................................22
                   Regular Record Date ..........................................22
                   Restricted Payments ..........................................22
                   Restricted Subsidiary ........................................22
                   S&P ..........................................................22
                   Securities Act ...............................................22
                   Senior Credit Facility .......................................22
                   Senior Indebtedness ..........................................22
                   Significant Subsidiary .......................................23
                   Special Record Date ..........................................23
                   Stated Maturity ..............................................23
                   Subordinated Indebtedness ....................................23
                   Subsidiary ...................................................23
                   Subsidiary Guarantor .........................................24
                   Surviving Entity .............................................24
                   Surviving Guarantor Entity ...................................24
                   Taxes ........................................................24
                   Taxing Authority .............................................24
                   Taxing Jurisdiction ..........................................24
                   Temporary Offshore Global Note ...............................24

                   TIA ..........................................................24
                   Treasury Rate ................................................24
                   Unrestricted Subsidiary ......................................24
                   U.S. Dollar Equivalent .......................................24
                   U.S. Global Note .............................................24
                   U.S. Government Obligations ..................................25
                   U.S. Physical Notes ..........................................25
                   Voting Stock .................................................25
                   Wholly Owned Restricted Subsidiary ...........................25
SECTION 102.       Compliance Certificates and Opinions .........................25
SECTION 103.       Form of Documents Delivered to Trustee .......................26
SECTION 104.       Acts of Holders ..............................................26
SECTION 105.       Notices, Etc., to Trustee, Company and Any
                      Subsidiary Guarantor ......................................28
SECTION 106.       Notice to Holders; Waiver ....................................28
SECTION 107.       Effect of Headings and Table of Contents .....................29
SECTION 108.       Successors and Assigns .......................................29
SECTION 109.       Separability Clause ..........................................29
SECTION 110.       Benefits of Indenture ........................................29
SECTION 111.       Governing Law ................................................29
SECTION 112.       Legal Holidays ...............................................29
SECTION 113.       Trust Indenture Act Controls .................................30
SECTION 114.       Counterparts .................................................30
SECTION 115.       Appointment of Agent for Service .............................30
SECTION 116.       No Personal Liability of Directors, Officers,
                      Employees and Stockholders ................................30
SECTION 117.       No Adverse Interpretation of Other Agreements ................31

                                   ARTICLE TWO

                                   NOTE FORMS

SECTION 201.       Forms Generally ..............................................31
SECTION 202.       Form of Trustee's Certificate of Authentication ..............32
SECTION 203.       Restrictive Legends ..........................................32
SECTION 204.       Form of Certificate to Be Delivered After the Offshore
                      Note Exchange Date ........................................34

                                  ARTICLE THREE

                                    THE NOTES

SECTION 301.       Amount .......................................................35
SECTION 302.       Denominations ................................................36
SECTION 303.       Execution, Authentication, Delivery and Dating ...............36
SECTION 304.       Temporary Notes ..............................................37

SECTION 305.       Registration, Registration of Transfer and Exchange ..........38
SECTION 306.       Mutilated, Destroyed, Lost and Stolen Notes ..................39
SECTION 307.       Payment of Interest; Interest Rights Preserved ...............40
SECTION 308.       Persons Deemed Owners ........................................41
SECTION 309.       Cancellation .................................................41
SECTION 310.       Computation of Interest ......................................41
SECTION 311.       Book-Entry Provisions for Global Notes .......................42
SECTION 312.       Transfer Provisions ..........................................43
SECTION 313.       Form of Accredited Investor Certificate ......................51
SECTION 314.       Form of Regulation S Certificate .............................53
SECTION 315.       Form of Rule 144A Certificate ................................54
SECTION 316.       CUSIP or ISIN Numbers ........................................55
SECTION 317.       Issuance of Additional Notes .................................56

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.       Satisfaction and Discharge of Indenture ......................56
SECTION 402.       Application of Trust Money ...................................57

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.       Events of Default ............................................58
SECTION 502.       Acceleration of Maturity; Rescission and Annulment ...........59
SECTION 503.       Collection of Indebtedness and Suits for
                      Enforcement by Trustee ....................................60
SECTION 504.       Trustee May File Proofs of Claim .............................62
SECTION 505.       Trustee May Enforce Claims Without
                      Possession of Notes .......................................62
SECTION 506.       Application of Money Collected ...............................63
SECTION 507.       Limitation on Suits ..........................................63
SECTION 508.       Unconditional Right of Holders to Receive Principal,
                      Premium and Interest ......................................64
SECTION 509.       Restoration of Rights and Remedies ...........................64
SECTION 510.       Rights and Remedies Cumulative ...............................64
SECTION 511.       Delay or Omission Not Waiver .................................65
SECTION 512.       Control by Holders ...........................................65
SECTION 513.       Waiver of Past Defaults ......................................65

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601.       Certain Duties and Responsibilities ..........................66

SECTION 602.       Notice of Defaults ...........................................67
SECTION 603.       Certain Rights of Trustee ....................................67
SECTION 604.       Trustee Not Responsible for Recitals or
                      Issuance of Notes .........................................69
SECTION 605.       May Hold Notes ...............................................69
SECTION 606.       Money Held in Trust ..........................................69
SECTION 607.       Compensation and Reimbursement ...............................70
SECTION 608.       Corporate Trustee Required; Eligibility ......................71
SECTION 609.       Resignation and Removal; Appointment of Successor ............71
SECTION 610.       Acceptance of Appointment by Successor .......................73
SECTION 611.       Merger, Conversion, Consolidation or
                      Succession to Business ....................................73
SECTION 612.       Appointment of Authenticating Agent ..........................73
SECTION 613.       Appointment of Co-Trustee ....................................75

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.       Company to Furnish Trustee Names and Addresses ...............77
SECTION 702.       Disclosure of Names and Addresses of Holders .................77
SECTION 703.       Reports by Trustee ...........................................77

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.       Company May Consolidate, Etc., Only
                      on Certain Terms ..........................................77
SECTION 802.       Subsidiary Guarantors May Consolidate, Etc.,
                      Only on Certain Terms .....................................79
SECTION 803.       Successor Substituted ........................................80

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901.       Supplemental Indentures Without Consent of Holders ...........80
SECTION 902.       Supplemental Indentures with Consent of Holders ..............81
SECTION 903.       Execution of Supplemental Indentures .........................82
SECTION 904.       Effect of Supplemental Indentures ............................82
SECTION 905.       Conformity with Trust Indenture Act ..........................82
SECTION 906.       Reference in Notes to Supplemental Indentures ................83
SECTION 907.       Notice of Supplemental Indentures ............................83
SECTION 908.       Effect on Senior Indebtedness ................................83

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.      Payment of Principal, Premium, If Any, and Interest ..........83
SECTION 1002.      Maintenance of Office or Agency ..............................83
SECTION 1003.      Money for Notes Payments to Be Held in Trust .................84
SECTION 1004.      Corporate Existence ..........................................85
SECTION 1005.      Payment of Taxes and Other Claims ............................85
SECTION 1006.      Maintenance of Properties ....................................86
SECTION 1007.      Statement by Officers as to Default ..........................86
SECTION 1008.      Limitation on Indebtedness ...................................87
SECTION 1009.      Limitation on Restricted Payments ............................91
SECTION 1010.      Limitation on Issuance and Sale of
                      Capital Stock by Restricted Subsidiaries ..................95
SECTION 1011.      Limitation on Transactions with Affiliates ...................95
SECTION 1012.      Limitation on Liens ..........................................97
SECTION 1013.      Purchase of Notes upon a Change in Control ...................98
SECTION 1014.      Limitation on Sale of Certain Assets .........................99
SECTION 1015.      Reserved .....................................................102
SECTION 1016.      Limitations on Guarantees of Indebtedness by Restricted
                      Subsidiaries ..............................................102
SECTION 1017.      Limitation on Dividends and Other Payment Restrictions
                      Affecting Restricted Subsidiaries .........................103
SECTION 1018.      Limitation on Sale and Leaseback Transactions ................104
SECTION 1019.      Limitation on Senior Subordinated Indebtedness ...............105
SECTION 1020.      Limitation on Unrestricted Subsidiaries ......................105
SECTION 1021.      Limitation on Business .......................................106
SECTION 1022.      Reports ......................................................106
SECTION 1023.      Payment of Additional Amounts ................................107
SECTION 1024.      Waiver of Certain Covenants ..................................108

                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

SECTION 1101.      Redemption ...................................................109
SECTION 1102.      Applicability of Article .....................................109
SECTION 1103.      Election to Redeem; Notice to Trustee ........................109
SECTION 1104.      Selection by Trustee of Notes to Be Redeemed .................109
SECTION 1105.      Notice of Redemption .........................................110
SECTION 1106.      Deposit of Redemption Price ..................................111
SECTION 1107.      Notes Payable on Redemption Date .............................111
SECTION 1108.      Notes Redeemed in Part .......................................111

                                 ARTICLE TWELVE

                             SUBORDINATION OF NOTES

SECTION 1201.      Notes Subordinate to Senior Indebtedness .....................112
SECTION 1202.      Payment over of Proceeds upon Dissolution, Etc ...............112
SECTION 1203.      Suspension of Payment When Designated Senior
                   Indebtedness in Default ......................................113
SECTION 1204.      Payment Permitted If No Default ..............................114
SECTION 1205.      Subrogation to Rights of Holders of Senior Indebtedness ......115
SECTION 1206.      Provisions Solely to Define Relative Rights ..................115
SECTION 1207.      Trustee to Effectuate Subordination ..........................115
SECTION 1208.      No Waiver of Subordination Provisions ........................115
SECTION 1209.      Distribution or Notice to Representative .....................116
SECTION 1210.      Notice to Trustee ............................................116
SECTION 1211.      Reliance on Judicial Order or Certificate of
                      Liquidating Agent .........................................117
SECTION 1212.      Rights of Trustee As a Holder of Senior Indebtedness;
                      Preservation of Trustee's Rights ..........................117
SECTION 1213.      Article Applicable to Paying Agents ..........................117
SECTION 1214.      No Suspension of Remedies ....................................117
SECTION 1215.      Trust Moneys Not Subordinated ................................118
SECTION 1216.      Trustee Not Fiduciary for Holders of Senior
                      Indebtedness ..............................................118
SECTION 1217.      Rights of Trustee as Holder of Senior Indebtedness;
                      Preservation of Trustee's Rights ..........................118

                                ARTICLE THIRTEEN

                                   GUARANTEES

SECTION 1301.      Guarantees ...................................................118
SECTION 1302.      Severability .................................................120
SECTION 1303.      Restricted Subsidiaries ......................................120
SECTION 1304.      Subordination of Guarantees ..................................121
SECTION 1305.      Limitation of Liability ......................................121
SECTION 1306.      Contribution .................................................121
SECTION 1307.      Subrogation ..................................................122
SECTION 1308.      Reinstatement ................................................122
SECTION 1309.      Release of a Subsidiary Guarantor ............................122
SECTION 1310.      Benefits Acknowledged ........................................123

                                ARTICLE FOURTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.      Company's Option to Effect Defeasance
                      or Covenant Defeasance ....................................123
SECTION 1402.      Defeasance and Discharge .....................................123
SECTION 1403.      Covenant Defeasance ..........................................124
SECTION 1404.      Conditions to Defeasance or Covenant Defeasance ..............124
SECTION 1405.      Deposited Money and Government Securities to Be Held in
                      Trust; Other Miscellaneous ................................126
                   Provisions ...................................................126
SECTION 1406.      Reinstatement ................................................126

TESTIMONIUM .....................................................................139
SIGNATURES AND SEALS ............................................................139

EXHIBIT A         -   Form of Note

          INDENTURE, dated as of April 27, 2004, among CHC HELICOPTER CORPORATION, a corporation duly organized and existing under the federal laws of Canada (herein called the "Company"), having its principal office at Hangar No. 1, St. John's Airport, P.O. Box 5188, St. John's, Newfoundland A1C 5VS, Canada and CHC HELICOPTER HOLDINGS LIMITED, a corporation incorporated under the federal laws of Canada, CHC HELICOPTERS INTERNATIONAL INC., a corporation incorporated under the federal laws of Canada, VIKING HELICOPTERS LIMITED, a corporation incorporated under the federal laws of Canada, CANADIAN HELICOPTERS (U.K.) LIMITED, a corporation incorporated under the federal laws of Scotland, CHC SCOTIA LIMITED, a corporation incorporated under the federal laws of England, BRINTEL HOLDINGS LIMITED, a corporation incorporated under the federal laws of Scotland, BRINTEL HELICOPTERS LIMITED, a corporation incorporated under the federal laws of Scotland, FLIGHT HANDLING LIMITED, a corporation incorporated under the federal laws of Scotland, BOND HELICOPTER SERVICES LIMITED, a corporation incorporated under the federal laws of Scotland, NORTH DENES AERODROME LTD., a corporation incorporated under the federal laws of England, COURT AIR (PROPRIETARY) LTD., a corporation incorporated under the federal laws of South Africa, COURT HELICOPTER SERVICES (PROPRIETARY) LIMITED, a corporation incorporated under the federal laws of South Africa, Court Flight SAFETY (PROPRIETARY) LTD., a corporation incorporated under the federal laws of South Africa, CHC HELICOPTERS (AFRICA) (PROPRIETARY) LTD., a corporation incorporated under the federal laws of South Africa, LLOYD HELICOPTER SERVICES LIMITED, a corporation incorporated under the federal laws of Australia, MANAGEMENT AVIATION LIMITED, a corporation incorporated under the federal laws of England, LLOYD HELICOPTER SERVICES PTY. LTD., a corporation incorporated under the federal laws of Australia, LLOYD OFFSHORE HELICOPTERS PTY. LTD., a corporation incorporated under the federal laws of Australia, LLOYD BASS STRAIT HELICOPTERS PTY. LTD., a corporation incorporated under the federal laws of Australia, LLOYD HELICOPTERS INTERNATIONAL PTY. LTD. in its own capacity and as trustee of the The Australian Helicopters Trust, a trust existing under the laws of Australia, a corporation incorporated under the federal laws of Australia, CHC HELICOPTERS (BARBADOS) LIMITED, a corporation incorporated under the federal laws of Barbados, CHC LEASING (BARBADOS) LIMITED, a corporation incorporated under the federal laws of Barbados, CHC IRELAND LIMITED, a corporation incorporated under the federal laws of Ireland, CHC SWEDEN AB, a corporation incorporated under the federal laws of Sweden, CHC NETHERLANDS BV, a corporation incorporated under the federal laws of The Netherlands, SCHREINER LUCHTVAART GROEP BV, a corporation incorporated under the federal laws of The Netherlands, CAPITAL AVIATION SERVICES BV, a corporation incorporated under the federal laws of The Netherlands, HANDELSMAATSCHAPPIJ SCHREINER & Co. BV, a corporation incorporated under the federal laws of The Netherlands, LUCHTVAARTMAATSCHAPPIJ SCHREINER AIRWAYS BV, a corporation incorporated under the federal laws of The Netherlands, SCHREINER AIRCRAFT MAINTENANCE BV, a corporation incorporated under the federal laws of The Netherlands, SCHREINER NORTHSEA HELICOPTERS BV, a corporation incorporated under the federal laws of The Netherlands, SCHREINER NORTHSEA HELICOPTERS CV, a limited partnership formed under the federal laws of The Netherlands, SCHREINER CANADA LTD., a corporation incorporated under the federal laws of Canada, SCHREINER ONROEREND GOED BV, a corporation incorporated under the federal laws of The Netherlands, AVIATION PERSONNEL RECRUITMENT AND MANAGEMENT (APRAM) LIMITED, a corporation incorporated under the federal laws of

Cyprus, SCHREINER TCHAD SA, a corporation incorporated under the federal laws of Tchad, 4083423 CANADA INC., a corporation incorporated under the federal laws of Canada, WHIRLY BIRD SERVICES LIMITED, a corporation incorporated under the federal laws of Scotland, and CHC HELICOPTERS (MAURITIUS) LTD., a corporation incorporated under the federal laws of Mauritius (collectively, the "Subsidiary Guarantors") and THE BANK OF NEW YORK, a New York banking corporation, as trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

          The Company has duly authorized the creation of and issuance of its 7 3/8% Senior Subordinated Notes due 2014 (the "Initial Notes"), and its 7 3/8% Senior Subordinated Notes due 2014 (the "Exchange Notes" and, together with the Initial Notes, the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor and for the issuance of Additional Notes from time to time the Company has duly authorized the execution and delivery of this Indenture.

          Each Subsidiary Guarantor (as defined herein) has duly authorized the execution and delivery of this Indenture.

          Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), this Indenture will be subject to, and shall be governed by the provisions of the United States Trust Indenture Act of 1939, as amended, that are required to be part of or deemed to be part of and to govern this Indenture qualified thereunder.

          All things necessary have been done to make the Notes, when duly executed and duly issued by the Company and authenticated and delivered hereunder by the Trustee or the Authenticating Agent, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

          SECTION 101. Definitions.
                       -----------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

               (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting Principles; and

               (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or (b) assumed in connection with the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of assets from any Person.

          "Act" shall have the meaning set forth in Section 104.

          "Additional Amounts" shall have the meaning set forth in Section 1023.

          "Additional Notes" means any Notes issued by the Company pursuant to
Section 317.

          "Adjusted Net Assets" shall have the meaning set forth in Section
1306.

          "Administrative Agent" means the Administrative Agent from time to time under the Senior Credit Facility, which is currently a Canadian chartered bank.

          "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin or
(c) any other Person 10% or more of the Voting Stock of which is beneficially owned or held, directly or indirectly by such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent Members" shall have meaning set forth in Section 311.

          "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of (i) 1% of the principal amount of such Note or (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note at May 1, 2009 (such redemption price being set forth in Section 5 of the Note), plus (2) all required interest payments due on such Note through May 1, 2009 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate at such Redemption Date plus 50 basis points over (B) the principal amount of such Note.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary; (b) all or substantially all of the properties and assets of the Company or any of its Restricted Subsidiaries; (c) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (d) any other properties or assets of the Company or any Restricted Subsidiary, other than a transfer in the ordinary course of business consistent with past practices. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (i) that is governed by the provisions of this Indenture described under Article Eight of this Indenture, (ii) by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of this Indenture, (iii) constituting a Restricted Payment that is permitted to be made, and is made, pursuant to Section 1009 of this Indenture, (iv) representing obsolete or permanently retired equipment and facilities, or (v) having an aggregate fair market value or resulting in aggregate net proceeds to the Company and its Restricted Subsidiaries of less than U.S.$5 million in any fiscal year.

          "Asset Swap" means any sale, lease, transfer or other disposition of a fixed or flying asset used in the business of the Company or any Restricted Subsidiary in exchange for other fixed or flying assets owned by another Person, provided that (i) the assets received in exchange will be used in the business of the Company or any Wholly Owned Subsidiary, as determined in good faith by the Chief Financial Officer of the Company, the determination of which shall be conclusive and evidenced by an Officer's Certificate of such officer and (ii) the Fair Market Value of the assets received by the Company or such Restricted Subsidiary in such Asset Swap Sale is not less than the Fair Market Value of the assets sold, leased, transferred or otherwise disposed of in such exchange (as determined in good faith by the Chief Financial Officer of the Company and evidenced by an Officer's Certificate of such officer).

          "Attributable Indebtedness" means, with respect to any lease at the time of determination, the present value (discounted at the interest rate implicit in the lease determined in accordance with GAAP or, if not known, at the Company's incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

          "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

          "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended or any similar United States federal or state law, Canadian federal or provincial law or law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Board of Directors" means the board of directors of a Person or any duly authorized committee of such board.

          "Board Resolution" means, with respect to a Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person, the principal financial officer of such Person or any other authorized officer of such Person or a Person duly authorized by any of them to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

          "Business Day" means any day other than a Legal Holiday.

          "Canadian Legend" shall have the meaning set forth in Section 203.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such Person's equity, any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such Person and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock, whether now outstanding or issued after the date of this Indenture.

          "Capitalized Lease Obligation" means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "Cash Equivalents" means any of the following:

          (a) any evidence of Indebtedness with a maturity of one year or less from the date of acquisition issued or directly and fully guaranteed or insured by the government of Canada, the United States of America, Norway, the United Kingdom, South Africa, Holland or Australia or any agency or instrumentality thereof (provided that the full faith and credit of the government of Canada, the United States of America, Norway, the United Kingdom, South Africa, Holland or Australia, as applicable, is pledged in support thereof);

          (b) time deposit accounts, certificates of deposit, money market deposits or bankers' acceptances with a maturity of one year or less from the date of acquisition of any bank to which the Bank Act (Canada) applies or by any Company licensed to carry on the business of a trust in one or more provinces of Canada or any financial institution that is a member of the Federal Reserve System, or the comparable banking authority in Norway, the United Kingdom, South Africa, Holland or Australia, in each case having combined capital and surplus and undivided profits of not less than U.S.$500 million, whose debt has a rating, at the time as of which any investment made therein is made of at least A-1 by S&P or least P-1 by Moody's;

          (c) commercial paper with a maturity of one year or less from the date of acquisition issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia rated at least A-1 by S&P or at least P-1 by Moody's; and

          (d) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clause (a) above entered into with a financial institution meeting the qualifications described in clause (b) above.

          "Change of Control" means the occurrence of any of the following events:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the outstanding Voting Stock of the Company;

          (b) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction (i) where the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) cash, securities and other property (other than Capital Stock of the Surviving Entity) in an amount that could be paid by the Company as a Restricted Payment as described under Section 1009 of this Indenture and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving or transferee corporation;

          (c) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, together with any Affiliates, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who was a nominee of or is an Affiliate of such person or group, will constitute a majority of the Board of Directors of the Company; or

          (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Eight of this Indenture.

          Notwithstanding the foregoing, a transaction or series of related transactions pursuant to which the Company is redomiciled in another jurisdiction or pursuant to which a holding company is formed to hold all of the outstanding Capital Stock of the Company shall not by itself be deemed a "Change of Control."

          "Change of Control Offer" shall have the meaning set forth in Section 1013.

          "Change of Control Purchase Date" shall have the meaning set forth in
Section 1013.

          "Change of Control Purchase Price" shall have the meaning set forth in
Section 1013.

          "Commission" means the United States Securities and Exchange
Commission.

          "Commodity Agreement" means any commodities futures contract, commodity option or similar agreement or arrangement entered into in the ordinary course of business and not for speculative purposes designed to protect the Company or any Restricted Subsidiary against fluctuations in prices of commodities.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Vice President, its Treasurer, its Director of Finance or its Secretary, and delivered to the Trustee.

          "Consolidated Adjusted Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (to the extent included in such consolidated net income or loss), without duplication:

          (a) any net after-tax extraordinary gains or losses;

          (b) any net after-tax gains or losses attributable to Asset Sales;

          (c) the portion of net income of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period;

          (d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination;

          (e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders;

          (f) net after-tax gains or losses attributable to the termination of any employee pension benefit plan; and

          (g) the cumulative effect of a change in accounting principles;

provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted Net Income will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Adjusted Net Income otherwise attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

          "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (a) the sum of Consolidated Adjusted Net Income, and in each case to the extent deducted in computing Consolidated Adjusted Net Income for such period, Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-cash Charges, excluding all non-cash items increasing Consolidated Adjusted Net Income for such period to (b) the sum of (i) Consolidated Interest Expense and (ii) cash and non-cash dividends paid, accrued or scheduled to be paid or accrued on Preferred Stock of the Company or any Restricted Subsidiary (to any Person other than the Company and any Restricted Subsidiary), in each case for such period.

For purposes of an incurrence of Indebtedness, the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which financial statements are available immediately preceding the incurrence of indebtedness, taken as one period, shall be calculated giving pro forma effect to:

          (i) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period;

          (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired on the first day of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); and

          (iii) the acquisition (whether by purchase, merger or otherwise), including any acquisition occurring at the time of the incurrence of such Indebtedness, or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company and its Restricted Subsidiaries, since the first day of such four-quarter period (including by any Person during such four-quarter period if it thereafter has become a Restricted Subsidiary), as if such acquisition or disposition occurred on the first day of such four-quarter period);

provided that the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rate.

          "Consolidated Interest Expense" means, for any period, without duplication and in each case determined on a consolidated basis in accordance with GAAP, the sum of:

          (a) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation,

               (i) amortization of debt discount,

               (ii) the net cost of Interest Rate Agreements and Currency Agreements (including amortization of discounts),

               (iii) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptances and similar transactions, plus

          (b) the interest component of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries paid, accrued and/or scheduled to be paid or accrued during such period; plus

          (c) the interest of the Company and its Restricted Subsidiaries that was capitalized during such period; plus

          (d) the interest on Indebtedness of another Person that is guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or a Restricted Subsidiary, whether or not such interest is paid by the Company or such Restricted Subsidiary.

          "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses or charges of the Company and its Restricted Subsidiaries for such period, including, without limitation, any asset impairment charges, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

          "Consolidated Tax Expense" means, for any period, the provision for Canadian federal, provincial, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "covenant defeasance" shall have the meaning set forth in Section
1403.

          "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" shall have the meaning set forth in Section 307.

          "defeasance" shall have the meaning set forth in Section 1402.

          "Depositary" means DTC.

          "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Senior Credit Facility and (ii) any other Senior Indebtedness which, at the time of determination, has a principal amount outstanding of at least
(euro)50 million and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

          "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

          "DTC" means the Depository Trust Company, its nominees or successors.

          "Equity Offering" means any offering or flotation of common stock (which is Qualified Capital Stock) of the Company.

          "EU Investorco" means any Person established by the Company after the date of this Indenture to acquire a direct or indirect ownership interest in an EU Licensed Operator, it being understood that once an EU Investerco ceases to be a Restricted Subsidiary of the Company, it and its Restricted Subsidiaries will cease to be bound by the covenants under this Indenture and will cease to be Subsidiary Guarantors.

          "EU Licensed Operators" means CHC Scotia Limited, CHC Ireland Ltd., CHC Denmark APS, CHC Helicopter Service AS, Schreiner Northsea Helicopters BV or any other Restricted Subsidiary of the Company incorporated in a European country that holds licenses to conduct helicopter transportation business and that is subject to the provisions of Article 4 of European Union Regulation No. 2407/92 of July 23, 1992, it being understood that once an EU Licensed Operator ceases to be a Restricted Subsidiary of the Company it and its Restricted Subsidiaries will cease to be bound by the covenants under this Indenture and will cease to be Subsidiary Guarantors.

          "EU National" or "EU Nationals" means member states of the European Union or the European Economic Area or nationals thereof, including any Person regarded as a national of, or owned or controlled by, one or more nationals of, the European Union or the European Economic Area for the purposes of the ownership and control requirements of the legislation of the European Union or the European Economic Area or a member thereof regarding aviation operating licenses (including Article 4 of European Union Regulation 2407/92).

          "Excess Proceeds" shall have the meaning set forth in Section 1014.

          "Excess Proceeds Offer" shall have the meaning set forth in Section 1014.

          "Exchange Act" means the Securities and Exchange Act of 1934, as amended and the rules and regulations promulgated by the Commission thereunder.

          "Exchange Offer" means the offer by the Company to the Holders of the Initial Notes to exchange all of the Initial Notes for Exchange Notes, evidencing the same continuing indebtedness of the Company, as provided for in the Registration Rights Agreement.

          "Excluded Holder" shall have the meaning set forth in Section 1023.

          "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy as determined in good faith by the Board of Directors.

          "Funding Guarantor" shall have the meaning set forth in Section 1306.

          "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in Canada, consistently applied, that are in effect on the date hereof.

          "Global Notes" shall have the meaning set forth in Section 201.

          "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, by the pledge of assets and the payment of amounts drawn down under letters of credit.

          "Guarantee" means any guarantee of the obligations of the Company under this Indenture and the Notes by any Restricted Subsidiary in accordance with the provisions of this Indenture.

          "Guarantor Senior Indebtedness" means all obligations of a Subsidiary Guarantor, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against such Subsidiary Guarantor under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law), fees, expenses, indemnities, gross-ups or other amounts owing under or in respect of any Indebtedness of such Subsidiary Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be senior in right of payment to such Guarantee. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" of a Subsidiary Guarantor will not include (a) Indebtedness evidenced by the Guarantee of such Subsidiary Guarantor, (b) Indebtedness of such Subsidiary Guarantor that is subordinate or junior in right of payment to any Indebtedness or general unsecured obligations of such Subsidiary Guarantor,
(c) Indebtedness of such Subsidiary Guarantor to the extent incurred in violation of any covenant of this Indenture, (d) any liability for foreign, federal, provincial or local taxes or other taxes, owed or owing by such Subsidiary Guarantor, (e) Indebtedness for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable or other current liabilities (other than any current liabilities owing under the Senior Credit Facility, or the current portion of any long-term Indebtedness that would constitute Guarantor Senior Indebtedness but for this clause (e)) owed or owing by such Subsidiary Guarantor, (f) amounts owed by such Subsidiary Guarantor for compensation to employees or for services rendered to such Subsidiary Guarantor, (g) Indebtedness of such Subsidiary Guarantor to any Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (h) Redeemable Capital Stock of such Subsidiary Guarantor, (i) any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness, (j) any amounts owing under leases (other than any Capitalized Lease Obligations) and any guarantee of such amounts, and (k) Indebtedness that, when incurred, is without recourse to such Subsidiary Guarantor.

          "Holder" means the Person in whose name a note is registered in the Note Register.

          "Immediate Family" of any specified Person means a spouse, sibling, child or grandchild of such specified Person, whether related through blood, marriage or adoption.

          "incur" shall have the meaning set forth in Section 1008.

          "Indebtedness" means, with respect to any Person, without duplication:

          (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business;

          (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

          (c) all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers' acceptances or other similar facilities but excluding obligations with respect to letters of credit securing obligations (other than obligations described in clause (a) or (b) above or (d), (e) or (g) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement;

          (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

          (e) all Capitalized Lease Obligations of such Person;

          (f) all obligations of such Person under or in respect of Interest Rate Agreements, Currency Agreements or Commodity Agreements;

          (g) all Indebtedness referred to in (but not excluded from) the preceding clauses (a) through (f) of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured);

          (h) all guarantees by such Person of Indebtedness referred to in this definition of any other Person;

          (i) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

          (j) Preferred Stock of any Restricted Subsidiary or any Subsidiary Guarantor.

          For purposes of this definition, the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. For the avoidance of doubt, trade payables incurred in the ordinary course of business shall not constitute Indebtedness for purposes of this Indenture.

          "Interest Act (Canada)" means the Interest Act, Revised Statutes of Canada, 1985, c. I-15, as amended, or any act in replacement thereof or in substitution therefor.

          "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements).

          "Investment" means, with respect to any Person, any direct or indirect advance, security deposit, loan or other extension of credit (including guarantees) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In the case of an Investment in the form of a guarantee of Indebtedness, the Investment shall be valued in an amount equal to the principal amount of the Indebtedness guaranteed. In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

          "Issue Date" means the date on which the initial $250 million in aggregate principal amount of the Notes were originally issued under this Indenture.

          "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banks in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Manufacturer Support Indebtedness" means Indebtedness incurred by the Company or a Restricted Subsidiary of the Company to a manufacturer of a helicopter or fixed wing aircraft in connection with the purchase of such helicopter or fixed wing aircraft from the manufacturer.

          "Material Permit" means any governmental license, certificate, authorization, consent, registration, exemption, permit and other approval required by law:

          (i) to operate helicopters or fixed-wing aircraft; and

          (ii) issued to the Company, any Significant Subsidiary or an EU Licensed Operator,

the loss of which would be materially adverse to the Company and its Subsidiaries, taken as a whole.

          "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of, without duplication, (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by a Lien on the assets or properties that were the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary or lenders under the Senior Credit Facility) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnifi-cation obligations associated with such Asset Sale, all as reflected in an Officer's Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 1009 of this Indenture, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of thereof.

          "New Aircraft Sale and Leaseback Transaction" means, in respect of any new aircraft acquired by the Company or any of its Restricted Subsidiaries (whether before or after the date hereof) solely in connection with a new aircraft delivery, any transaction occurring after the Issue Date whereby such aircraft is sold by and leased back to the Company or such Restricted Subsidiary within a period ending not later than the date that is 270 days after the date of such new aircraft delivery.

          "Non-Guarantor Restricted Subsidiary" means any Restricted Subsidiary of the Company that is not a Subsidiary Guarantor.

          "Non-Payment Default" means any default with respect to Designated Senior Indebtedness not constituting a Payment Default as defined in this
Section 101, pursuant to which the maturity thereof may be accelerated.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support (other than credit support permitted by clause (j) of the definition of "Permitted Investments") of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, except, in the case of a guarantee contemplated by (b), to the extent that the Company would be permitted at the time such guarantee is made to (A) incur at least U.S.$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008 of this Indenture and (B) make an Investment (other than a Permitted Investment) pursuant to Section 1009 of this Indenture equal to the amount of Non-Recourse Debt in respect of which the guarantee is made; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "Note Register" shall have the meaning set forth in Section 305.

          "Note Registrar" shall have the meaning set forth in Section 305.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Director of Finance or the Secretary of the Company.

          "Officer's Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Director of Finance or the Secretary of the Company, and delivered to the Trustee.

          "Offshore Global Note" shall have the meaning set forth in Section
201.

          "Offshore Note Exchange Date" shall have the meaning set forth in
Section 201.

          "Offshore Physical Notes" shall have the meaning set forth in Section 201.

          "Opinion of Counsel" means a written opinion of outside legal counsel, who may be outside counsel for the Company, and who shall be reasonably acceptable to the Trustee.

          "Ordinary Shares" means the 11,000,000 Ordinary Shares of the Company issued on December 9, 1997 to O.S. Holdings Inc., a company indirectly wholly owned by Craig L. Dobbin.

          "Original Currency" shall have the meaning set forth in Section 503.

          "Other Currency" shall have the meaning set forth in Section 503.

          "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Notes, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

          (iv) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the

     Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (provided that in connection with any offer by the Company or any obligor to purchase the Notes, Notes tendered for purchase will be deemed to be Outstanding and held by the tendering Holder until the date of purchase), except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a responsible officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

          "Pari Passu Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is pari passu in right of payment to the Notes or the Guarantee of such Subsidiary Guarantor, as the case may be.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company, which initially shall be the Trustee.

          "Payment Blockage Period" shall have the meaning set forth in Section 1203.

          "Payment Default" means any default in payment (whether at stated maturity, upon scheduled installment, by acceleration or otherwise) of principal of, premium, if any, interest on, or any other amount payable in respect of, any Designated Senior Indebtedness.

          "Permanent Offshore Global Note" shall have the meaning set forth in
Section 201.

          "Permitted Business" means the business of providing air transportation services, aircraft maintenance, aircraft leasing and financing, repair and overhaul, aircraft component manufacturing, logistics support, aircraft, flight training and other ancillary services related thereto in each case as conducted on the date of this Indenture and any other business reasonably related thereto involving the application of technology or expertise that has been acquired by or may be developed by the Company in the course of its existing business, provided that for the most recent fiscal year, such other business shall in no case account for more than 10% of the consolidated revenues or assets of the Company, as determined on the basis of the audited consolidated financial statements of the Company for such fiscal year.

          "Permitted Employee Stock Purchase Loans" means loans, in an aggregate amount outstanding at any time not to exceed U.S.$4.0 million, whether made by the Company or any third party (other than any Affiliate of the Company), to employees of the Company and its Subsidiaries who become participants in the Company's stock purchase program to enable such employees to purchase subordinate voting shares and multiple voting shares of the Company, less the amount of any Permitted Investments made pursuant to clause (f) of the definition thereof.

          "Permitted Holders" means, as of the date of determination, any of (i) Craig L. Dobbin, (ii) Persons controlled by Craig L. Dobbin, (iii) any member of the Immediate Family of Craig L. Dobbin, (iv) a corporation that is wholly owned by any member of the Immediate Family of Craig L. Dobbin, (v) a testamentary trust, the sole beneficiaries of which are members of the Immediate Family of Craig L. Dobbin, (vi) the estate of Craig L. Dobbin, as represented by the duly appointed executor(s) or administrator(s) thereof or (vii) persons who are Officers both at the date of determination and as of the date of this Indenture and "Permitted Holder" means any one of such Persons.

          "Permitted Indebtedness" shall have the meaning set forth in Section 1008.

          "Permitted Investments" means any of the following:

          (a) Investments in Cash Equivalents;

          (b) Investments in the Company or any Subsidiary Guarantor;

          (c) intercompany Indebtedness to the extent permitted under clause
     (iv) or (v) of subsection (b) of Section 1008 of this Indenture;

          (d) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; it being understood that the February 16, 2004 acquisition of Schreiner Luchtvaart Group B.V. pursuant to which Schreiner and its Subsidiaries became Restricted Subsidiaries shall be deemed a Permitted Investment pursuant to this clause
     (d), provided that Schreiner and its Subsidiaries that become guarantors under the Senior Credit Facility provide full and unconditional Guarantees of the Notes;

          (e) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 1014 of this Indenture to the extent such Investments are non-cash proceeds permitted thereunder or, if made with cash, are made out of reinvested cash proceeds from such Asset Sale concurrently with the closing thereof, provided that such reinvested cash proceeds do not exceed 25% of the fair market value of the assets sold in such Asset Sale;

          (f) loans or advances made to employees of the Company or any Restricted Subsidiary in the ordinary course of business and consistent with past practices in an aggregate amount not to exceed U.S.$4 million at any one time outstanding, less the amount of any guarantees made pursuant to clause (g) of this definition;

          (g) Permitted Employee Stock Purchase Loans or guarantees thereof;

          (h) other Investments in an aggregate amount not to exceed U.S.$25 million at any one time outstanding;

          (i) Investments in the Notes; and

          (j) Investments made by the Company or a Restricted Subsidiary in connection with or in anticipation of (x) the sale by any Restricted Subsidiary of a helicopter or fixed-wing aircraft and leaseback of such equipment by any Restricted Subsidiary or (y) the lease of a helicopter or fixed-wing aircraft by any Restricted Subsidiary; provided that the aggregate Investments permitted pursuant to this clause (j) does not exceed 25% of the aggregate value of the helicopter or fixed-wing aircraft at the time the Investment was made; and provided, further, that such Investments must be made no later than 270 days after the sale and leaseback transaction or the lease transaction, as the case may be, is entered into.

          "Permitted Joint Venture" means any joint venture, partnership or other Person designated by the Board, (i) that is an Affiliate of the Company by virtue of the fact that the Company or a Restricted Subsidiary has an Investment in such Person, (ii) all of whose Indebtedness is Non-Recourse Indebtedness,
(iii) which is engaged in a Permitted Business, (iv) in which any Investment made as a result of designating such Person as a Permitted Joint Venture will not violate Section 1009 of this Indenture and (v) none of the Capital Stock of which is held by an officer, director or holder of Capital Stock of the Company qualifying as an Affiliate. Notwithstanding the foregoing, each of Slemon Park Corporation, Thai Aviation Services Ltd., Viscom (Aberdeen) Ltd., CHC Helicopter (Namibia) (Pty) Ltd., Court Aircraft Sales (Pty) Limited, Myanmar Helicopters International Ltd., East West Helicopter Services (Georgia) Corp., East West Helicopter Services (Azerbaijan) Ltd., Whirly Bird Airport Services Limited, joint venture with Cougar Helicopters Inc. in respect of the Newfoundland offshore, Canadian Helicopters Limited, Aero Contractors Company of Nigeria Ltd., Airport Den Helder CV, Schreiner Airways Cameroun SA, Inaer, Inversiones Aereas S.L., Canadian Helicopters Philippines International Inc. and an EU Licensed Operator or an EU Investorco that ceases to be a Restricted Subsidiary shall be deemed to be a Permitted Joint Venture. Any such designation (other than with respect to Persons identified in the preceding sentence) shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

          "Permitted Junior Securities" shall have the meaning set forth in
Section 1202.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Notes" shall have the meaning set forth in Section 201.

          "Place of Payment" shall have the meaning set forth in Section 1002.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

          "Preferred Stock" means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person whether now outstanding, or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

          "Private Placement Legend" shall have the meaning set forth in Section 203.

          "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased by the Company or a Subsidiary Guarantor at any time after the Notes are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or such Subsidiary Guarantor of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

          "Qualified Capital Stock" of any person means any and all Capital Stock of such person other than Redeemable Capital Stock.

          "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would not constitute Redeemable Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of any "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 1013 and 1014 of this Indenture and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections 1013 and 1014 of this Indenture.

          "refinancing" shall have the meaning set forth in Section 1008.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of April 27, 2004, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

          "Regular Record Date" shall have the meaning set forth in Section 301.

          "Restricted Payments" shall have the meaning set forth in Section
1009.

          "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

          "S&P" means Standard and Poor's Ratings Corporation, a division of the McGraw-Hill Companies, Inc. and its successors.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

          "Senior Credit Facility" means, collectively, any credit facilities, letters of credit or other borrowing or lending arrangements of the Company and/or the Guarantors, together with the related documents thereto (including, without limitation, any loan agreements, note purchase agreements, indentures, notes, guarantee agreements, collateral documents, mortgages, instruments and security documents executed in connection therewith), in each case as any such agreements or arrangements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, in each case including, without limitation, any credit facility, letter of credit, agreement, indenture, notes, other documents or instruments or other arrangement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreements or arrangements, together with any successor or replacement agreements or other arrangements, and whether by or with the same or any other agent, lender or group of lenders or other institutions providing credit; it being understood that the Credit Agreement dated as of July 5, 2000, as amended, among the Company, the Company's Subsidiaries named therein as restricted parties, the banks and other financial institutions that are from time to time parties thereto and a Canadian chartered bank which is lead arranger and administrative agent is a Senior Credit Facility.

          "Senior Indebtedness" means all obligations of the Company, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law), fees, expenses, indemnities, gross-ups or other amounts owing under or in respect of any

Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, "Senior Indebtedness" will not include (a) Indebtedness evidenced by the Notes,
(b) Indebtedness of the Company that is subordinate or junior in right of payment to any Indebtedness or general unsecured obligations of the Company, (c) Indebtedness of the Company to the extent incurred in violation of any covenant prohibiting the incurrence of Indebtedness under the Indenture, (d) any liability for foreign, federal, provincial or local taxes or other taxes, owed or owing by the Company, (e) Indebtedness for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable or other current liabilities (other than any current liabilities owing under the Senior Credit Facility, or the current portion of any long-term Indebtedness that would constitute Senior Indebtedness but for this clause (e)) owed or owing by the Company, (f) amounts owed by the Company for compensation to employees or for services rendered to the Company, (g) Indebtedness of the Company to any Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (h) redeemable Capital Stock of the Company, (i) any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness, (j) any amounts owing under leases (other than any Capitalized Lease Obligations) and any guarantee of such amounts, and (k) Indebtedness that, when incurred, is without recourse to the Company.

          "Significant Subsidiary" means any Restricted Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year or (iii) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during the entire fiscal year.

          "Special Record Date" shall have the meaning set forth in Section 307.

          "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is subordinated in right of payment to the Notes or the Guarantee of such Subsidiary Guarantor, as the case may be.

          "Subsidiary" means any Person a majority of the equity ownership voting power of the outstanding Voting Stock of which is at the time owned, directly or indirectly, by the

Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

          "Subsidiary Guarantor" means any Restricted Subsidiary that issues a Guarantee.

          "Surviving Entity" shall have the meaning set forth in Section 801.

          "Surviving Guarantor Entity" shall have the meaning set forth in
Section 802.

          "Taxes" shall have the meaning set forth in Section 1023.

          "Taxing Authority" means any government or any political subdivision, state, province or territory of a Taxing Jurisdiction or any authority or agency therein or thereof having power to tax.

          "Taxing Jurisdiction" means (i) with respect to any payments made under the Notes, Canada or any political subdivision, state, province or territory thereof and (ii) with respect to payments made by a Subsidiary Guarantor, the country in which such Subsidiary Guarantor is organized or any political subdivision, state, province or territory thereof.

          "Temporary Offshore Global Note" shall have the meaning set forth in
Section 201.

          "TIA" means the United States Trust Indenture Act of 1939, as amended.

          "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to May 1, 2009; provided, however, that if the period from such Redemption Date to May 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company pursuant to Section 1020 of this Indenture) and (b) any Subsidiary of an Unrestricted Subsidiary.

          "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

          "U.S. Global Note" shall have the meaning set forth in Section 201.

          "U.S. Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "U.S. Physical Notes" shall have the meaning set forth in Section 201.

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding Capital Stock (other than directors' qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable corporate law) of which are owned by the Company or by one or more other Wholly Owned Restricted Subsidiaries or by the Company and one or more other Wholly Owned Restricted Subsidiaries.

          SECTION 102. Compliance Certificates and Opinions.
                       ------------------------------------

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company, the Subsidiary Guarantors and any other obligor on the Notes (if applicable) shall, at the request of the Trustee, furnish to the Trustee an Officer's Certificate in form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, at the request of the Trustee, an Opinion of Counsel to the effect that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of any such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section
1007) shall include:

          (1) a statement that each individual or firm signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such individual or such firm, such covenant or condition has been complied with.

          SECTION 103. Form of Documents Delivered to Trustee.
                       --------------------------------------

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.Any certificate or opinion of an officer of the Company, any Subsidiary Guarantor or other obligor on the Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Subsidiary Guarantor or other obligor on the Notes stating that the information with respect to such factual matters is in the possession of the Company, any Subsidiary Guarantor or other obligor on the Notes, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

          Any certificate or opinion of an officer of the Company, any Subsidiary Guarantor or other obligor on the Notes may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Company.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 104. Acts of Holders.
                       ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

          (d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA
Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company, any Subsidiary Guarantor or any other obligor of the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

          SECTION 105. Notices, Etc., to Trustee, Company and Any
                       Subsidiary Guarantor.
                       --------------------

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company or any Subsidiary Guarantor or any other obligor on the Notes shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at its Corporate Trust Office, Attention:
     Corporate Trust Administration, or

          (2) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing, by facsimile or mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Subsidiary Guarantor addressed to it at the address of its principal office, for the attention of the Chief Financial Officer, specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company or such Subsidiary Guarantor.

          SECTION 106. Notice to Holders; Waiver.
                       -------------------------

          Where this Indenture provides for notice of any event to Holders of Notes by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing, by facsimile or mailed, first-class postage prepaid, or delivered by a recognized overnight courier to each such Holder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

          In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          SECTION 107. Effect of Headings and Table of Contents.
                       ----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 108. Successors and Assigns.
                       ----------------------

          All covenants and agreements in this Indenture by the Company and the Subsidiary Guarantors, and all agreements of the Trustee in this Indenture shall bind their respective successors and assigns, whether so expressed or not.

          SECTION 109. Separability Clause.
                       -------------------

          In case any provision in this Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and Holders shall have no claim therefor against any party hereto.

          SECTION 110. Benefits of Indenture.
                       ---------------------

          Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Notes Registrar and their successors hereunder and the Holders and, with respect to any provisions hereof relating to the subordination of the Notes or the rights of holders of Senior Indebtedness, the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 111. Governing Law.
                       -------------

          This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. Upon the effectiveness of the Shelf Registration Statement or the consummation of the Exchange Offer, this Indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 112. Legal Holidays.
                       --------------

          In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Note) payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

          SECTION 113. Trust Indenture Act Controls.
                       ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

          SECTION 114. Counterparts.
                       ------------

          This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 115. Appointment of Agent for Service.
                       --------------------------------

          By the execution of this Indenture, the Company and each Subsidiary Guarantor hereby designate CT Corporation Systems as their authorized agent upon which process may be served in any legal action or proceeding, including with respect to any state or federal securities laws, that may be instituted in any federal court of the United States or the court of any state thereof and arising out of or relating to this Indenture. Service of process upon such agent at 111 Eighth Avenue, New York, New York 10011 shall be deemed in every respect effective service of process upon the Company and the Subsidiary Guarantors, as applicable, in any such legal action or proceeding and each of the Company are the Subsidiary Guarantors hereby submit to the nonexclusive jurisdiction of any such court in which any such legal action or proceeding is so instituted and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such legal action or proceeding. Such appointment shall be irrevocable so long as the Holders or the Trustee shall have any rights pursuant to the terms of this Indenture. Each of the Company and the Subsidiary Guarantors further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent.

          SECTION 116. No Personal Liability of Directors, Officers,
                       Employees and Stockholders.
                       --------------------------

          No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Guarantees, this Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          SECTION 117. No Adverse Interpretation of Other Agreements.
                       ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                                   ARTICLE TWO

                                   NOTE FORMS

          SECTION 201. Forms Generally.
                       ---------------

          The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in Exhibit A hereto and in this Article, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. Each Note shall be dated the date of its authentication.

          The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

          Initial Notes offered and sold in reliance on Rule 144A promulgated under the Securities Act shall be issued initially in the form of a single permanent global Note in substantially the form set forth in Exhibit A and contain each of the legends set forth in Section 203 (the "U.S. Global Note"), registered in the name of DTC, deposited with the Trustee, as custodian for DTC or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

          Initial Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued initially in the form of a single temporary global Note in substantially the form set forth in Exhibit A and contain the legends set forth in Section 203 (the "Temporary Offshore Global Note"), registered in the name of DTC, deposited with the Trustee, as custodian for DTC or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following 41 days after the date hereof (the "Offshore Note Exchange Date"), upon receipt by the Trustee and the Company of a certificate substantially in the form set forth in Section 204, a single permanent global Note substantially in the form of Exhibit A hereto and, where required, containing the Canadian Legend set forth in Section 203 (the "Permanent Offshore Global Note"; and together with the Temporary Offshore

Global Note, the "Offshore Global Note") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for DTC, and the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Note in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Note transferred. The aggregate principal amount of the Offshore Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for DTC or its nominee, as herein provided. Initial Notes issued pursuant to Section 305 in exchange for or upon transfer of beneficial interests in the U.S. Global Note or the Offshore Global Note shall be in the form of U.S. Physical Notes or in the form of permanent certificated Notes substantially in the form set forth in Exhibit A and, where required, shall contain the Private Placement Legend or the Canadian Legend set forth in Section 203 (the "Offshore Physical Notes"), respectively, as hereinafter provided.

          Initial Notes which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) or as a result of the occurrence and continuation of an Event of Default with respect to the Notes shall be issued in the form of permanent certificated Notes in substantially the form set forth in Exhibit A and contain the Private Placement Legend as set forth in Section 203 (the "U.S. Physical Notes").

          The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Note and the Offshore Global Note are sometimes collectively referred to as the "Global Notes."

          Exchange Notes shall be issued substantially in the form set forth in Exhibit A and shall contain the Canadian Legend as set forth in Section 203.

          SECTION 202. Form of Trustee's Certificate of Authentication.
                       -----------------------------------------------

          Subject to Section 611, the Trustee's certificate of authentication shall be in substantially the following form:

          This is one of the Notes referred to in the within-mentioned
Indenture.

                                          THE BANK OF NEW YORK
                                            as Trustee


Dated:                                    By:
      ------------------                     ----------------------------------
                                             Authorized Signatory

          SECTION 203. Restrictive Legends.
                       -------------------

          Unless and until (i) an Initial Note is sold pursuant to an effective Shelf Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement (as defined in the Registration

Rights Agreement), in each case pursuant to the Registration Rights Agreement,
(A) each U.S. Global Note and U.S. Physical Note shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof and (B) the Offshore Physical Notes and the Temporary Offshore Global Note shall bear the Private Placement Legend on the face thereof until the Offshore Note Exchange Date and receipt by the Company and the Trustee of a certificate substantially in the form provided in Section 204; provided, however, that any such Note, if issued before the date that is four months and one day after the date of original issuance of the Initial Note or Exchange Note, as applicable, shall continue to bear the legend in the second paragraph of the Private Placement Legend (the "Canadian Legend"):

          THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

          UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY TO A CANADIAN RESIDENT BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE.]

          Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE TO A NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          SECTION 204. Form of Certificate to Be Delivered After the Offshore
                       Note Exchange Date.
                       ------------------

                                        On or after [                   ], 2004

THE BANK OF NEW YORK
[101 Barclay Street
Floor 21-W, Corporate Trust Administration
New York, NY  10286]

Attention:  [Luis Perez]

               Re:      CHC HELICOPTER CORPORATION (the "Company")
                        7 3/8% Senior Subordinated Notes due 2014 (the "Notes")
                        -------------------------------------------------------

Ladies and Gentlemen:

          This letter relates to $250,000,000 principal amount of Notes represented by the temporary offshore global note certificate (the "Temporary Offshore Global Note"). Pursuant to Section 204 of the Indenture dated as of April 27, 2004 (the "Indenture") relating to the Notes, we hereby certify that
(1) we are the beneficial owner of such principal amount of Notes represented by the Temporary Offshore Global Note and (2) we are a Non-U.S. Person to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S"). [Accordingly, you are hereby requested to exchange the Temporary Offshore Global Note for an unlegended (other than the Canadian Legend as may be required pursuant to Section 201 of the Indenture) Permanent Offshore Global Note representing the undersigned's interest in the principal amount of Notes represented by the Temporary Offshore Global Note, all in the manner provided for in the Indenture.] [Accordingly, you are hereby requested to issue an Offshore Physical Note representing the undersigned's interest in the principal amount of Notes represented by the Temporary Offshore Global Note, all in the manner provided by the Indenture.]

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                       Very truly yours,

                                       [Name of Holder]


                                       By:
                                          -------------------------------------
                                          Authorized Signatory

                                  ARTICLE THREE

                                    THE NOTES

          SECTION 301. Amount.
                       ------

          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture shall be unlimited in amount, subject to compliance with Section 1008 of this Indenture, and shall initially be $250,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 303, 304, 305, 306, 311, 312, 906, 1013, 1014 or 1108 or pursuant to an Exchange
Offer. Any additional Notes issued under this Indenture will be identical in all respects to the Notes offered on the date hereof, except that any Notes issued in the future may have different issuance prices and will have different issuance dates. The Notes and any additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

          The Stated Maturity of the Notes shall be May 1, 2014, and they shall bear interest at the rate of 7 3/8% per annum from April 27, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on November 1, 2004 and semiannually thereafter on May 1 and November 1 in each year, until the principal thereof is paid in full and to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the April 15 or October 15 immediately preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the Notes as specified in Section 310 hereof.

          The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid (a) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (b) by wire transfer to an account located in the United States maintained by the payee.

          The Company is required to offer to purchase the Notes from the Holders, in whole or in part, in the event of a Change in Control pursuant to
Section 1013. The Notes shall be subject to repurchase pursuant to an Excess Proceeds Offer as provided in Section 1014.

          The Notes shall be redeemable as provided in Article Eleven and in the Notes. The Indebtedness evidenced by the Notes shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve. The due and punctual payment of principal of, and premium, if any, and interest on the Notes payable by the Company is irrevocably and unconditionally guaranteed, to the extent set forth herein, by each of the Subsidiary Guarantors. The Guarantee issued by any Subsidiary Guarantor will be subordinated to all existing and future Guarantor Senior Indebtedness of such Subsidiary Guarantor as provided in Article Twelve.

          SECTION 302. Denominations.
                       -------------

          The Notes shall be issuable only in registered form without coupons and only in denominations of U.S.$1,000 and any integral multiple thereof.

          SECTION 303. Execution, Authentication, Delivery and Dating.
                       ----------------------------------------------

          The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President. The signature of any of these officers on the Notes may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          On the Issue Date, the Company shall deliver the Initial Notes in the aggregate principal amount of $250,000,000 executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Company may deliver Additional Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and certifying that the issuance of such Additional Notes is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Notes. The aggregate principal amount of Notes outstanding at any time is unlimited. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $250,000,000 plus the aggregate principal amount of any Additional Notes issued; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes and any Additional Notes of a like aggregate principal amount in accordance with an Exchange Offer or Shelf Registration Statement pursuant to the Registration Rights Agreement and a Company Order for the authentication and delivery of such Exchange Notes and certifying that all conditions precedent to the issuance of such Exchange Notes have been complied with (including the effectiveness of the Registration Statement related thereto). In each case, the Trustee shall be entitled to receive an Officer's Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

          Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Company or any Subsidiary Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose all or substantially all of its properties and assets as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

          SECTION 304. Temporary Notes.
                       ---------------

          Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes, upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and, upon Company Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 305. Registration, Registration of Transfer and Exchange.
                       ---------------------------------------------------

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for the Notes (the register maintained in the Corporate Trust Office of the Trustee and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the Trustee in such capacity, together with any successor of the Trustee in such capacity, the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

          Upon surrender for registration of transfer of any Note at the office or agency in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denomination or denominations and of a like aggregate principal amount and tenor.

          Furthermore, any holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by the holder of such Global Note (or its agent), and that ownership of a beneficial interest in a Note shall be required to be reflected in a book entry.

          At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange (including an exchange of Initial Notes for Exchange Notes), the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officer's Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be canceled by the Trustee.

          All Notes issued upon any registration of transfer or exchange of Notes, including the exchange of Initial Notes for Exchange Notes, shall be the valid obligations of the Company, evidencing the same continuing indebtedness and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange, repurchase or redemption shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 303, 304, 906, 1013, 1014 or 1108 not involving any transfer.

          SECTION 306. Mutilated, Destroyed, Lost and Stolen Notes.
                       -------------------------------------------

          If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such mutilated Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and
(ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

          Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 307. Payment of Interest; Interest Rights Preserved.
                       ----------------------------------------------

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the Place of Payment; provided, however, that each installment of interest on any Note may at the Company's option be paid (i) by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Note Register or (ii) by wire transfer to an account located in the United States maintained by the payee.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Notes (such defaulted interest and, if applicable, interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (the "Special Record Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Registered Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section and Section 305, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 308. Persons Deemed Owners.
                       ---------------------

          Prior to due presentment of a Note for registration of transfer, the Company, any Subsidiary Guarantor, the Trustee and any agent of the Company, any Subsidiary Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, any Subsidiary Guarantor, the Trustee or any agent of the Company, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

          SECTION 309. Cancellation.
                       ------------

          All Notes surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Notes be returned to it.

          SECTION 310. Computation of Interest.
                       -----------------------

          Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The yearly rate of interest that is equivalent to the rate payable under the Notes is the rate payable multiplied by the actual number of days in the year and divided by

360 and is disclosed herein solely for the purpose of providing the disclosure required by the Interest Act (Canada).

          SECTION 311. Book-Entry Provisions for Global Notes.
                       --------------------------------------

          (a) Each Global Note initially shall (i) be registered in the name of DTC for such Global Note or the nominee of DTC, (ii) be deposited with, or on behalf of, DTC or with the Trustee as custodian for DTC and (iii) bear legends as set forth in Section 203.

          Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under such Global Note, and DTC may be treated by the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company, the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of DTC and the provisions of Section 312. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to DTC, its successors or their respective nominees, except (i) as otherwise set forth in Section 312 and (ii) U.S. Physical Notes or Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, respectively, in the event that DTC notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days or an Event of Default has occurred and is continuing and the Note Registrar has received a request from any owner of a beneficial interest in a Global Note to issue Physical Notes. In connection with a transfer of an entire Global Note to beneficial owners pursuant to clause (ii) of this paragraph (b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of U.S. Physical Notes (in the case of the U.S. Global Note) or Offshore Physical Notes (in the case of the Offshore Global Note), as the case may be, of authorized denominations.

          (c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it retains such an interest.

          (d) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) of this Section shall, unless such exchange is made on or after the Resale Restriction Termination Date (as defined below) and except as otherwise provided in Section 312, bear the Private Placement Legend.

          (e) Any Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) of this Section 311 shall, where required, bear the Canadian Legend.

          SECTION 312. Transfer Provisions.
                       -------------------

          Unless and until (i) an Initial Note is sold pursuant to an effective Registration Statement, or (ii) an Initial Note is exchanged for an Exchange
Note in the Exchange Offer pursuant to an effective Registration Statement, in each case, pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) General. The provisions of this Section 312 shall apply to all transfers involving any Physical Note and any beneficial interest in any Global Note.

          (b) Certain Definitions. As used in this Section 312 only, "delivery" of a certificate by a transferee or transferor means the delivery to the Note Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Physical Note and ownership of a beneficial interest in a Global Note, as the context requires; "transferring" a Global Note means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Note Registrar that it has agreed to transfer; and "transferring" a Physical Note means transferring that portion of the principal amount thereof that the transferor has notified the Note Registrar that it has agreed to transfer.

          As used in this Indenture, "Accredited Investor Certificate" means a certificate substantially in the form set forth in Section 313; "Regulation S Certificate" means a certificate substantially in the form set forth in
     Section 314; "Rule 144A Certificate" means a certificate substantially in the form set forth in Section 315; and "Non-Registration Opinion and Supporting Evidence" means a written opinion of counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          (c) [Intentionally Omitted]

          (d) Deemed Delivery of a Rule 144A Certificate in Certain Circumstances. A Rule 144A Certificate, if not actually delivered, will be deemed delivered if (A) (i) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Note, the transferor checks the box provided on the Physical Note to that effect) and (ii) the transferee advises the Company and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a qualified institutional buyer within the meaning of Rule 144A, (y) it is aware that the transfer of Notes to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Note, the transferee signs the certification provided on the Physical Note to that effect); or (B) the transferor holds the U.S. Global Note and is transferring to a transferee that will take delivery in the form of the U.S. Global Note.

          (e) Procedures and Requirements. (1) If the proposed transfer occurs prior to the Offshore Note Exchange Date, and the proposed transferor holds:

                    (A) a U.S. Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                         (i) delivers an Accredited Investor Certificate and, if
               required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered U.S. Physical Note and (z) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note;

                         (ii) delivers (or is deemed to have delivered pursuant
               to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall (x) cancel such surrendered U.S. Physical Note, (y) record an increase in the principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and (z) notify DTC in accordance with the procedures of DTC that it approves of such transfer; or

                         (iii) delivers a Regulation S Certificate and the
               proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Temporary Offshore Global Note, then the Note Registrar shall (x)cancel such surrendered U.S. Physical Note,
               (y) record an increase in the principal amount of the Temporary Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and (z) notify DTC in accordance with the procedures of DTC that it approves of such transfer.

          In any of the cases described in this Section 312(e)(1)(A), the Note Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Note, as applicable.

                    (B) the U.S. Global Note, and the proposed transferee or transferor, as applicable:

                         (i) delivers an Accredited Investor Certificate and, if
               required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify DTC in accordance with the procedures of DTC that it approves of such transfer;

                         (ii) delivers (or is deemed to have delivered pursuant
               to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the transfer shall be effected in accordance with the procedures of DTC therefor; or

                         (iii) delivers a Regulation S Certificate and the
               proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Temporary Offshore Global Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records,
               (x) record a decrease in the principal amount of the U.S. Global
               Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the Temporary Offshore Global Note equal to the amount of such decrease and (z) notify DTC in accordance with the procedures of DTC that it approves of such transfer.

                    (C) the Temporary Offshore Global Note, and the proposed transferee or transferor, as applicable:

                         (i) delivers an Accredited Investor Certificate and, if
               required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Temporary Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify DTC in accordance with the procedures of DTC that it approves of such transfer;

                         (ii) delivers (or is deemed to have delivered pursuant
               to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall (x) record a decrease in the principal amount of the Temporary Offshore Global
               Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify DTC in accordance with the procedures of DTC that it approves of such transfer; or

                         (iii) delivers a Regulation S Certificate and the
               proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Temporary Offshore Global Note, then the transfer shall be effected in accordance with the procedures of DTC therefor; provided, however, that until the Offshore Note Exchange Date occurs, beneficial interests in the Temporary Offshore Global Note may be held only in or through accounts maintained at DTC (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account.

          (2) If the proposed transfer occurs on or after the Offshore Note Exchange Date and the proposed transferor holds:

               (A) a U.S. Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                         (i) delivers an Accredited Investor Certificate and, if
               required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the procedures set forth in
               Section 312(e)(1)(A)(i) shall apply;

                         (ii) delivers (or is deemed to have delivered pursuant
               to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the procedures set forth in Section 312(e)(1)(A)(ii) shall apply; or

                         (iii) delivers a Regulation S Certificate, then the
               Note Registrar shall cancel such surrendered U.S. Physical Note and at the direction of the transferee, either:

                              (x) register such transfer in the name of such
                    transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note, or

                              (y) if the proposed transferee is or is acting
                    through an Agent Member, record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and notify DTC in accordance with the procedures of DTC that it approves of such transfer.

               In any of the cases described in this Section 312(e)(2)(A)(i),
               (ii) or (iii)(x), the Note Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Note, as applicable.

               (B) the U.S. Global Note, and the proposed transferee or transferor, as applicable:

                         (i) delivers an Accredited Investor Certificate and, if
               required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the procedures set forth in Section 312(e)(1)(B)(i) shall apply; or

                         (ii) delivers (or is deemed to have delivered pursuant
               to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the procedures set forth in Section 312(e)(1)(B)(ii) shall apply; or

                         (iii) delivers a Regulation S Certificate, then the
               Note Registrar shall (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) notify DTC in accordance with the procedures of DTC that it approves of such transfer and (z) at the direction of the transferee, either:

                              (x) register such transfer in the name of such
                    transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee in principal amount equal to the amount of such decrease, or

                              (y) if the proposed transferee is or is acting
                    through an Agent Member, record an increase in the principal amount of the Offshore Global Note equal to the amount of such decrease.

               (C) an Offshore Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                         (i) delivers (or is deemed to have delivered pursuant
               to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Note, then the Note Registrar shall (x) cancel such surrendered Offshore Physical Note, (y) record an increase in the principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify DTC in accordance with the procedures of DTC that it approves of such transfer;

                         (ii) where the proposed transferee is or is acting
               through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Note Registrar shall (x) cancel such surrendered Offshore Physical Note, (y) record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify DTC in accordance with the procedures of DTC that it approves of such transfer; or

                         (iii) does not make a request covered by Section
               312(e)(2)(C)(i) or Section 312(e)(2)(C)(ii), then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records,
               (y) cancel such surrendered Offshore Physical Note and (z) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Offshore Physical Note.

          In any of the cases described in this Section 312(e)(2)(C), the Note Registrar shall deliver to the transferor a new Offshore Physical Note in principal amount equal to the principal amount not being transferred of such surrendered Offshore Physical Note, as applicable.

               (D) the Offshore Global Note, and the proposed transferee or transferor, as applicable:

               (i) delivers (or is deemed to have delivered pursuant to clause
          (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Note, then the Note Registrar shall (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify DTC in accordance with the procedures of DTC that it approves of such transfer;

               (ii) where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the transfer shall be effected in accordance with the procedures of DTC therefor; or

               (iii) does not make a request covered by Section 312(e)(2)(D)(i) or Section 312(e)(2)(D)(ii), then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify DTC in accordance with the procedures of DTC that it approves of such transfer.

          (f) Execution, Authentication and Delivery of Physical Notes. In any case in which the Note Registrar is required to deliver a Physical Note to a transferee or transferor, the Company shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Note.

          (g) Certain Additional Terms Applicable to Physical Notes. Any transferee entitled to receive a Physical Note may request that the principal amount thereof be evidenced by one or more Physical Notes in any authorized denomination or denominations and the Note Registrar shall comply with such request if all other transfer restrictions are satisfied.

          (h) Transfers Not Covered by Section 312(e). The Note Registrar shall effect and record, upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by Section 312(e), such recording to be done in accordance with the otherwise applicable provisions of Section 312(e), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

          (i) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Note Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Note Registrar shall not be required to determine (but may rely upon a determination made by the Company) the sufficiency or accuracy of any such certifications, legal opinions, other information or document.

          The Trustee and the Note Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          (j) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances exist contemplated by the fourth paragraph of Section 201 (with respect to an Offshore Physical Note) or the requested transfer is at least two years after the original issue date of the Initial Note (with respect to any Physical Note), (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Notes are exchanged for Exchange Notes pursuant to an Exchange Offer; provided, however, that if any such Notes or Exchange Notes are delivered by the Note Registrar before the date that is four months and one day after the date of original issuance of the Notes or Exchange Notes, as applicable, then the Notes or the Exchange Notes shall bear the Canadian Legend.

          SECTION 313. Form of Accredited Investor Certificate.
                       ---------------------------------------

                       Transferee Letter of Representation
                       -----------------------------------

CHC HELICOPTER CORPORATION
c/o The Bank of New York
  as Trustee
101 Barclay Street
Floor 21-W, Corporate Trust Administration
New York, NY  10286

Attention: Luis Perez

               Re:  CHC Helicopter Corporation (the "Company")
                    c/o 7 3/8% Senior Subordinated Notes due 2014 (the "Notes")
                    -----------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed purchase of U.S.$ aggregate principal amount of Notes, we confirm that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities law and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand and acknowledge that the Notes have not been registered under the Securities Act, or any other applicable securities law and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, or pursuant to an exemption therefrom, and in each case in compliance with the conditions for transfer set forth below. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company or any subsidiary thereof, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a "Qualified Institutional Buyer" within the meaning of Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, provided that if the Notes are being sold in Canada such sale is exempt from the prospectus requirements of applicable provincial securities law, (e) to an institutional "accredited investor" within the meaning of subparagraph
     (a)(1), (a)(2),(a)(3) or (a)(7) of Rule 501 under the Securities Act that is acquiring the Notes for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (f) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the trustee (the "Trustee") under the Indenture pursuant to which the Notes are issued a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is a person or entity as defined in paragraph 1 of this letter and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the Notes pursuant to clauses (d), (e) or (f) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

          3. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

          4. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

          THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                          Very truly yours,

                                          (Name of Purchaser)

                                          By:
                                             -----------------------------------

                                          Date:
                                               ---------------------------------

          Upon transfer, the Notes should be registered in the name of the new beneficial owner as follows:

Name                     Address                      Taxpayer ID Number
----                     -------                      ------------------


Date of this Certificate:  __________ __, 200_


         SECTION 314. Form of Regulation S Certificate.
                      --------------------------------

                            Regulation S Certificate

To:  The Bank of New York,
       as Trustee (the "Trustee")
     101 Barclay Street
     Floor 21-W, Corporate Trust Administration
     New York, NY  10286

     Attention:  Luis Perez

             Re:  CHC Helicopter Corporation (the "Company")
                  7 3/8% Senior Subordinated Notes due 2014 (the "Notes")
                  -------------------------------------------------------


Ladies and Gentlemen:

          In connection with our proposed sale of U.S.$   aggregate principal
amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

          1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(o) of Regulation S under the circumstances described in Rule 902(i)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad. If the Notes are being sold in Canada, such sale is exempt from the prospectus requirements of applicable provincial securities law.

          2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

          3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable.

          4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the Offshore Note Exchange Date referred to in the Indenture, dated as of April 27, 2004, among the Company, the guarantors thereunder and the Trustee, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904(c) of Regulation S.

          You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [NAME OF SELLER]


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:
                                               Address:


Date of this Certificate:  ___________ __, 200_


          SECTION 315. Form of Rule 144A Certificate.
                       -----------------------------


                             Rule 144A Certificate.
                             ---------------------


To:  The Bank of New York
       as Trustee (the "Trustee")
     101 Barclay Street
     Floor 21-W, Corporate Trust Administration
     New York, NY  10286

     Attention:  Luis Perez

          Re:       CHC Helicopter Corporation (the "Company")
                    7 3/8% Senior Subordinated Notes due 2014 (the "Notes")
                    -------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of U.S.$    aggregate principal
amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). We are aware that the transfer of Notes to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

          You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          [NAME OF SELLER]


                                           By:
                                               --------------------------------
                                               Name:
                                               Title:
                                               Address:

Date of this Certificate:  ___________ __, 200_


          SECTION 316. CUSIP or ISIN Numbers.
                       ---------------------

          The Company in issuing the Notes may use "CUSIP" or "ISIN" numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such "CUSIP" or "ISIN" numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

          SECTION 317. Issuance of Additional Notes.
                       ----------------------------

          The Company may, subject to Article Ten of this Indenture, issue additional Notes having identical terms and conditions to the Initial Notes issued on the Issue Date (the "Additional Notes"). The Initial Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture. Exchange Notes issued in exchange for Initial Notes issued on the Issue Date and Exchange Notes issued for any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture. The aggregate principal amount of Notes outstanding at any time is unlimited.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

          SECTION 401. Satisfaction and Discharge of Indenture.
                       ---------------------------------------

          This Indenture shall, upon Company Request, cease to be of further effect with respect to Notes (except as to any surviving rights of registration of transfer or exchange of Notes expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (1) either

               (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (B) all Notes and, in the case of (i) or (ii) below, not theretofore delivered to the Trustee for cancellation

                    (i) have become due and payable,

                    (ii) will become due and payable at their Stated Maturity
               within one year, or

                    (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium and Additional Amounts, if any, and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company or any Subsidiary Guarantor is a party or by which it is bound;

          (3) the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable hereunder by the Company or any Subsidiary Guarantor;

          (4) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be; and

          (5) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 612 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

          SECTION 402. Application of Trust Money.
                       --------------------------

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

          If the Trustee or Paying Agent is unable to apply any money in accordance with Section 401 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Subsidiary Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401; provided that if the Company has made any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders, and the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

          SECTION 501. Events of Default.
                       -----------------

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days or more (whether or not prohibited by the subordination provisions of this Indenture);

          (ii) default in the payment of the principal of or premium, if any, on any Note when due (whether or not prohibited by the subordination provisions of this Indenture);

          (iii) default in the performance, or breach, of the provisions described in Article Eight or the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 1013 of this Indenture or an Excess Proceeds Offer in accordance with the provisions of
     Section 1014 of this Indenture;

          (iv) default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in this Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i), (ii) or (iii) above) and continuance of such default or breach for a period of 60 days or more after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

          (v) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company, any Restricted Subsidiary then has outstanding Indebtedness in excess of U.S.$10 million, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its final stated maturity or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

          (vi) any Guarantee by a Significant Subsidiary ceases to be, or shall be asserted in writing by any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, not to be in full force and effect (other than by reason of the termina-tion of this Indenture or the release of any such Guarantee in accordance with this Indenture);

          (vii) one or more final judgments, orders or decrees shall be rendered by a court of competent jurisdiction against the Company or any Restricted Subsidiary or any of their respective properties for the payment of money, either individually or in an aggregate amount, the uninsured portion of which is in excess of U.S.$10 million and shall not be discharged and there shall have been a period of 60 days or more during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

          (viii) (A) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law: (I) commences a voluntary case or gives notice of an intention to make a proposal under any Bankruptcy Law; (II) consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up in such case;
     (III) consents to the appointment of a Custodian of it or for all or substantially all of its property; (IV) makes a general assignment for the benefit of its creditors; (V) admits in writing that it is generally not paying its debts (other than debts which are the subject of a bona fide dispute) as they become due; or (VI) seeks a stay of proceedings against it or gives notice of an intention to propose a compromise, arrangement or reorganization of any of its debts or obligations under any Bankruptcy Law; or

          (B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and: (I) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case; (II) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or (III) orders the liquidation, dissolution or winding up of the Company or its Significant Subsidiaries; or (IV) orders the presentation of any plan or arrangement, compromise or reorganization of the Company or its Significan Subsidiaries; provided that clauses (I), (II), (III) and (IV) shall not apply to an Unrestricted Subsidiary, unless such action or proceeding has a material adverse effect on the interests of the Company or any Restricted Subsidiary; or

          (ix) (A) any Material Permit expires or is withdrawn, cancelled, terminated or (B) any Material Permit is modified in a manner that is materially detrimental to the Company and its Restricted Subsidiaries, taken as a whole, and, in each case, is not reinstated or replaced within 45 days thereafter without material impairment to such properties or businesses.

          SECTION 502. Acceleration of Maturity; Rescission and Annulment.
                       --------------------------------------------------

          If an Event of Default (other than as specified in clause (viii) of Section 501 above) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may, and the Trustee upon the written request of such Holders, shall, declare the principal of, premium, if any, and accrued interest on all of the

Outstanding Notes immediately due and payable by written notice to the Company (and to the Trustee if given by the holders of the Notes), and upon any such declaration all such amounts shall become immediately due and payable (a) if the Senior Credit Facility is not in effect, immediately, or (b) if the Senior Credit Facility is in effect, upon the first to occur of (1) an acceleration under the Senior Credit Facility or (2) the fifth business day after receipt by the Company and by the Administrative Agent under the Senior Credit Facility of written notice of such acceleration of the Notes. If an Event of Default specified in clause (viii) of Section 501 above occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

          At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if:

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

               (i) all overdue interest on all Notes,

               (ii) all unpaid principal of and premium, if any, on any Outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

               (iii) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes, and

               (iv) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

          (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

          (c) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 503. Collection of Indebtedness and Suits for
                       Enforcement by Trustee.
                       ----------------------

          The Company covenants that if

          (1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

then the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any Subsidiary Guarantor (in accordance with the applicable Guarantee) or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Subsidiary Guarantor or any other obligor upon such Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or the Guarantees by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, including seeking recourse against any Subsidiary Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Subsidiary Guarantor.

          If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due to the holders of any Notes in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Trustee could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

          The obligations of the Company and each Subsidiary Guarantor in respect of any sum due in the Original Currency from the Company or such Subsidiary Guarantor to the Holders of any Notes shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Trustee of any sum adjudged to be so due in the Other Currency, the Trustee may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Holders in the Original Cur-rency, the Company and each Subsidiary Guarantor agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Holders against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to such Holders, the Trustee shall remit such excess to the Company.

          SECTION 504. Trustee May File Proofs of Claim.
                       --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Subsidiary Guarantor, upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes, to take such other actions (including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or other similar official.

          SECTION 505. Trustee May Enforce Claims Without
                       Possession of Notes.
                       -------------------

          All rights of action and claims under this Indenture, the Notes or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the

Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          SECTION 506. Application of Money Collected.
                       ------------------------------

          Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First: To the payment of all amounts due the Trustee under
     Section 607;

          Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

          Third: The balance, if any, to the Person or Persons entitled thereto, including the Company or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

          SECTION 507. Limitation on Suits.
                       -------------------

          No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, any Note or any Guarantee, except in the manner herein provided and for the equal and ratable benefit of all Holders.

          SECTION 508. Unconditional Right of Holders to Receive Principal,
                       Premium and Interest.
                       --------------------

          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) of the principal of (and premium, if any, on) and (subject to Section 307) interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or repurchase date, respectively) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder; provided, however, that such rights shall be subject to the subordination provisions contained in Articles Twelve and Thirteen of this Indenture.

          SECTION 509. Restoration of Rights and Remedies.
                       ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Subsidiary Guarantor, any other obligor on the Notes, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510. Rights and Remedies Cumulative.
                       ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511. Delay or Omission Not Waiver.
                       ----------------------------

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512. Control by Holders.
                       ------------------

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) subject to Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or that the Trustee determines in good faith is unjustly prejudicial to the Holders of Notes not consenting, it being understood that, subject to Section 601, the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unjustly prejudicial to such holders.

          SECTION 513. Waiver of Past Defaults.
                       -----------------------

          Subject to Sections 508, 902 and the last paragraph of Section 502, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences under this Indenture or any Guarantee, except a default

          (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Note, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

          Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Guarantees; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                                   ARTICLE SIX

                                   THE TRUSTEE

          SECTION 601. Certain Duties and Responsibilities.
                       -----------------------------------

          (a) Except during the continuance of a Default or an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

          (b) In case a Default or an Event of Default has occurred and is continuing of which a responsible officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reason-able grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          SECTION 602. Notice of Defaults.
                       ------------------

          Within 90 days after the occurrence of any Default or Event of Default hereunder, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

          SECTION 603. Certain Rights of Trustee.
                       -------------------------

          Subject to the provisions of Section 601 hereto and TIA Sections 315(a) through 315(d) (determined as if the TIA were applicable to this Indenture at all times):

          (1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate;

          (4) before the Trustee acts or refrains from acting, the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders of Notes pursuant to this Indenture, unless such holders shall have offered to the Trustee se-curity or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, other than any liabilities arising out of the negligence, bad faith or willful misconduct of the Trustee;

          (9) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

          (10) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty;

          (11) except for a default under Section 501(i) or (ii) hereof, or any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto;

          (12) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

          (13) the Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 604.  Trustee Not Responsible for Recitals or
                        Issuance of Notes.
                        -----------------

          The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

          SECTION 605.  May Hold Notes.
                        --------------

          The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

          SECTION 606.  Money Held in Trust.
                        -------------------

          (a) All money received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder unless agreed to in writing by the Company.

          (b) In connection with the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 1405, to the Company upon a request of the Company (or, if such moneys had been deposited by the Subsidiary Guarantors, to such Subsidiary Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

          (c) Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Subsidiary Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest terest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Subsidiary Guarantors) upon a request of the Company, or if such moneys are then held by the Company or the Subsidiary Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Subsidiary Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Subsidiary Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.05, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Subsidiary Guarantors or the release of any money held in trust by the Company or any Subsidiary Guarantors, as the case may be, Holders entitled to the money must look only to the Company and the Subsidiary Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

          SECTION 607.  Compensation and Reimbursement.
                        ------------------------------

          The Company agrees:

          (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and costs and expenses of collection), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith or willful misconduct; and

          (3) to indemnify each of the Trustee or any predecessor Trustee and its agents for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder, including the costs and expenses of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Notes.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(8) or Section 501(9), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation of the Trustee for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Indenture.

          SECTION 608.  Corporate Trustee Required; Eligibility.
                        ---------------------------------------

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and which shall have an office in The City of New York, and shall have a combined capital and surplus of at least U.S.$50,000,000. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 609.  Resignation and Removal; Appointment of Successor.
                        -------------------------------------------------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

          (b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

          (c) The Trustee may be removed at any time with respect to the Notes by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee re-quired by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

          (d) If at any time:

          (1) the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a Custodian of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Notes, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

          SECTION 610.  Acceptance of Appointment by Successor.
                        --------------------------------------

          (a) Each successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section.

          (c) No successor Trustee shall accept its appointment unless at the time of such acceptance, such successor Trustee shall be qualified and eligible under this Article.

          SECTION 611.  Merger, Conversion, Consolidation or
                        Succession to Business.
                        ----------------------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          SECTION 612.  Appointment of Authenticating Agent.
                        -----------------------------------

          At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a responsible officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

          Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section
106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Company agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Company and such Authenticating Agent.

          If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Notes designated therein referred to in the within-mentioned Indenture.

                                           THE BANK OF NEW YORK
                                              as Trustee


                                            By:
                                               --------------------------------
                                               as Authenticating Agent


                                            By:
                                               --------------------------------
                                               Authorized Signatory


          SECTION 613.  Appointment of Co-Trustee.
                        -------------------------

          (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the laws of Canada) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee, subject to the approval of the Company, which approval shall not be unreasonably withheld. The following provisions of this Section are adopted to these ends.

          In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction (including particularly Canada) is incapable of exercising such powers, rights and remedies or the co-trustee is otherwise required under the laws of such jurisdiction and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

          Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such in-struments in writing shall, on written request, be executed, acknowledged and delivered by the Company; provided that the Company does not execute any such instrument within fifteen days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, as far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to property held in trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Six. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          SECTION 701. Company to Furnish Trustee Names and Addresses.
                       ----------------------------------------------

          The Company will furnish or cause to be furnished to the Trustee

          (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

          SECTION 702.  Disclosure of Names and Addresses of Holders.
                        --------------------------------------------

          Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 703.  Reports by Trustee.
                        ------------------

          Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit to the Holders of Notes (with a copy to the Company at the Place of Payment), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

          SECTION 801.  Company May Consolidate, Etc., Only
                        on Certain Terms.
                        ----------------

          The Company will not, in a single transaction or through a series of transactions, consolidate or amalgamate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of related transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons, unless at the time and immediately after giving effect thereto:

          (i) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity"):

               (1) will be a corporation duly organized and validly existing under the laws of Canada or any province or territory thereof or the United States of America, any state thereof or the District of Columbia, and

               (2) will expressly assume, by a supplemental indenture in form reasonably satisfactory to the Trustee, the Company's obligations under the Notes and this Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented;

          (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

          (iii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur at least U.S.$1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 1008 of this Indenture;

          (iv) each Subsidiary Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee will apply to such Person's obligations under this Indenture and the Notes;

          (v) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1012 of this Indenture are complied with; and

          (vi) the Company or the Surviving Entity will have delivered to the Trustee, in form and substance satisfactory to the Trustee, an Officer's Certificate (attaching the authentic computations to demonstrate compliance with clauses (iii) and (iv) above) and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

          SECTION 802. Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms.
                        ---------------------

          Each Subsidiary Guarantor, if any (other than any Restricted Subsidiary whose Guarantee is being released pursuant to the provisions under
Section 1016 of this Indenture as a result of such transaction) will not, and the Company will not permit a Subsidiary Guarantor to, in a single transaction or through a series of transactions, consolidate or amalgamate with or merge with or into any other Person (other than the Company or any other Subsidiary Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons (other than the Company or any other Subsidiary Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of related transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons (other than the Company or any other Subsidiary Guarantor), unless at the time and after giving effect thereto:

          (a) either (i) such Subsidiary Guarantor will be the continuing corporation or (ii) the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor or its Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of such Subsidiary Guarantor and its Restricted Subsidiaries on a consolidated basis (the "Surviving Guarantor Entity"):

               (A) will be a corporation duly organized and validly existing under the laws of Canada or any province or territory thereof or the United States of America, any state thereof or the District of Columbia or the United Kingdom or any component country thereof or the laws of the jurisdiction in which such Subsidiary Guarantor was organized; and

               (B) will expressly assume by a supplemental indenture in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Guarantee of the Notes and this Indenture;

          (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Subsidiary Guarantor, the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing; and

          (c) such Subsidiary Guarantor or the Surviving Guarantor Entity will have delivered to the Trustee, in form and substance satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the requirements of this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

          SECTION 803. Successor Substituted.
                       ---------------------

          Upon any consolidation, amalgamation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Subsidiary Guarantor in accordance with the immediately preceding paragraphs in which the Company or a Subsidiary Guarantor, as the case may be, is not the continuing obligor under this Indenture or the Subsidiary Guarantee, as the case may be, the Surviving Entity or the Surviving Guarantor Entity, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture or the Subsidiary Guarantor under a Guarantee, as the case may be, with the same effect as if such successor had been named as the Company or the Subsidiary Guarantor therein. When a successor assumes all the obligations of its predecessor under this Indenture, the Notes or a Guarantee, as the case may be, the predecessor shall be released from those obligations; provided that, in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or a Guarantee, as the case may be.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

          SECTION 901. Supplemental Indentures Without Consent of Holders.
                       --------------------------------------------------

          Without the consent of any Holders, the Company, any Subsidiary Guarantor and any other obligor under the Notes, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company, a Subsidiary Guarantor or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such obligor or Subsidiary Guarantor contained herein and in the Notes and in any Guarantee in accordance with Article Eight;

          (2) to add to the covenants of the Company, any Subsidiary Guarantor or any other obligor upon the Notes for the benefit of the Holders or to surrender any right or power conferred upon the Company, or any Subsidiary Guarantor or any other obligor on the Notes, as applicable, herein, in the Notes or in any Guarantee;

          (3) to cure any ambiguity, or to correct or supplement any provision herein, in the Notes or in any Guarantee which may be defective or inconsistent with any other provision herein, in the Notes or in any Guarantee or to make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

          (4) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

          (5) to add a Subsidiary Guarantor under this Indenture;

          (6) to evidence and provide for the acceptance of the appointment of a successor Trustee under this Indenture; or

          (7) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's and any Subsidiary Guarantor's obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

          SECTION 902.  Supplemental Indentures with Consent of Holders.
                        -----------------------------------------------

          With the consent of the Holders of not less than a majority in principal amount of all Outstanding Notes that are affected thereby, by Act of said Holders delivered to the Company, the Subsidiary Guarantors and the Trustee, the Company and the Subsidiary Guarantors, when authorized by or pursuant to their respective Board Resolutions, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof or waive a default in the payment of the principal of and premium, if any, or interest on any such Note, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

          (2) amend, change or modify any of the provisions of Section 1013 or, after the occurrence of a Change in Control, Section 1014, including any definitions relating thereto in any manner materially adverse to the Holders;

          (3) reduce the percentage in principal amount of Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (4) modify any provisions of this Section, Section 1021 or Section 513, except to increase the percentage in principal amount of the Outstanding Notes required to take any of the actions described therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

          (5) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company or any Subsidiary Guarantor of any of their rights or obligations under this Indenture;

          (6) release any Guarantee except in compliance with this Indenture; or

          (7) amend or modify any of the provisions of this Indenture or the related definitions relating to the subordination or ranking of the Notes or any Guarantees in any manner adverse to the Holders.

          SECTION 903. Execution of Supplemental Indentures.
                       ------------------------------------

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to TIA Sections 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 904. Effect of Supplemental Indentures.
                       ---------------------------------

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 905. Conformity with Trust Indenture Act.
                       -----------------------------------

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

          SECTION 906. Reference in Notes to Supplemental Indentures.
                       ---------------------------------------------

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

          SECTION 907. Notice of Supplemental Indentures.
                       ---------------------------------

          Promptly after the execution by the Company, any Subsidiary Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of
Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture; provided, however, that the failure of the Company to give such notice to such Holders shall not in any way impair or affect the validity of such supplemental indenture.

          SECTION 908. Effect on Senior Indebtedness.
                       -----------------------------

          No supplemental indenture shall adversely affect the rights of the holders of Senior Indebtedness under Article Twelve of this Indenture without the consent of such holders affected thereby.

                                   ARTICLE TEN

                                    COVENANTS

          SECTION 1001. Payment of Principal, Premium, If Any, and Interest.
                        ---------------------------------------------------

          The Company covenants and agrees for the benefit of the Holders of Notes that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

          SECTION 1002. Maintenance of Office or Agency.
                        -------------------------------

          The Company will maintain in The City of New York an office or agency where Notes may be presented or surrendered for payment (the "Place of Payment"), where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby designates the Corporate Trust Office as the Place of Payment.

          The Company will give prompt written notice to the Trustee of the location, and any change in the location, of the Place of Payment. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Cor-porate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive such respective presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 1003. Money for Notes Payments to Be Held in Trust.
                        --------------------------------------------

          If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to or on each due date of the principal of (and premium, if any, on) or interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) and interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of (and premium, if any) or interest on the Notes; and

          (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Pay-ing Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 1004. Corporate Existence.
                        -------------------

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory), licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that, subject to the other provisions of this Indenture, the Company shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

          SECTION 1005. Payment of Taxes and Other Claims.
                        ---------------------------------

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Subsidiary Guarantor to perform any of their obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a material liability or lien upon the property of the Company or any Restricted Subsidiary, except for any Lien permitted to be incurred under
Section 1010, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Subsidiary Guarantor to perform any of their obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

          SECTION 1006. Maintenance of Properties.
                        -------------------------

          The Company will cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not adverse in any material respect to the Holders.

          SECTION 1007. Statement by Officers as to Default.
                        -----------------------------------

          (a) The Company will deliver to the Trustee, within 60 days after the end of each fiscal quarter and within 140 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and each Subsidiary Guarantor during the preceding quarter or the preceding fiscal year, as the case may be, has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of the Subsidiary Guarantors to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Company during such preceding quarter or the preceding fiscal year, as the case may be, has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such quarter or year, as the case may be, and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officer's Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year-end. For purposes of this Section 1007(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) When any Default or Event of Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than U.S.$10,000,000), the Company shall deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer's Certificate specifying such event, notice or other action within five Business Days of its occurrence.

          SECTION 1008. Limitation on Indebtedness.
                        --------------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary to, create, issue, incur, assume, guarantee or in any manner become directly or indirectly liable for, contingently or otherwise, the payment of (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness, except that the Company and any Subsidiary Guarantor may incur Indebtedness so long as at the time of such incurrence the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness, taken as one period would have been at least equal to 2.25 to 1.

          (b) Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, its Restricted Subsidiaries may incur each and all of the following (collectively, "Permitted Indebtedness"):

          (i) Indebtedness of the Company (and of the Subsidiary Guarantors under the guarantees thereof), and of any Restricted Subsidiary (and of the Company under its guarantee thereof), in each case under the Senior Credit Facility, in an aggregate principal amount at any one time outstanding not to exceed U.S.$200 million less the aggregate amount of all Net Cash Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay Indebtedness under the Senior Credit Facility pursuant to Section 1014 hereof; provided that the maximum aggregate principal amount of Indebtedness under the Senior Credit Facility that may be incurred by Non-Guarantor Restricted Subsidiaries pursuant to this clause (b)(i) at any one time outstanding shall not exceed U.S.$50 million (less the principal amount of any Indebtedness incurred and outstanding by all such Non-Guarantor Restricted Subsidiaries pursuant to clause (b)(xii) hereof );

          (ii) Indebtedness of the Company pursuant to the Notes or of any Subsidiary Guarantor pursuant to a Guarantee (whether direct or indirect) of the Notes;

          (iii) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of this Indenture;

          (iv) Indebtedness of the Company owing to any Restricted Subsidiary; provided that any such Indebtedness of the Company is unsecured and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or another Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (iv);

          (v) Indebtedness of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary and evidenced by an unsubordinated promissory note; provided that (i) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary or a pledge to or for the benefit of the Lenders under the Senior Credit Facility or the Holders of the Notes under this Indenture) and (ii) any subsequent issue or transfer of Capital Stock that results in such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary, in each case shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (v);

          (vi) guarantees of any Restricted Subsidiary entered into in accordance with the provisions of Section 1016 of this Indenture;

          (vii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

          (viii) obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business and not for speculative purposes
     (a) pursuant to Interest Rate Agreements, as long as the notional amount in respect of which such obligations are calculated does not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Agreements, relating to (i) Indebtedness of the Company or any Restricted Subsidiary and/or (ii) obligations to purchase or sell assets, properties or services, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder or (c) under any Commodity Agreement;

          (ix) Acquired Indebtedness of a Person that becomes a Subsidiary Guarantor or assumed by the Company or a Subsidiary Guarantor in connection with the acquisition of assets of a Person, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary Guarantor or the acquisition of assets from such Person, as the case may be; provided that the Company on a pro forma basis could incur U.S.$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to this Section;

          (x) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantee obligations of the Company or any Restricted Subsidiary with re-spect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation relating to Indebtedness);

          (xi) Purchase Money Obligations of the Company or any Subsidiary Guarantor (and any guarantee by the Company of Purchase Money Obligations of a Subsidiary Guarantor permitted to be incurred by this clause (xi)), provided that the Company on a pro forma basis could incur U.S.$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to this Section; provided further that the maximum amount of Indebtedness that may be outstanding under this clause (xi) (including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xi)) at any one time may not exceed an amount equal to 15% of the book value of the Company's and its Restricted Subsidiaries' aircraft fleet as reflected on the Company's consolidated balance sheet at the most recent balance sheet date prior to the date of determination;

          (xii) other Indebtedness of the Company or any Restricted Subsidiary not otherwise provided for above in an aggregate principal amount (including any refinancings thereof) not to exceed U.S.$85 million at any one time outstanding; provided that the maximum Indebtedness that may be incurred at any time by Non-Guarantor Restricted Subsidiaries pursuant to this clause (b)(xii) is U.S.$50 million; and provided, further, that the amount available to be borrowed by Non-Guarantor Restricted Subsidiaries pursuant to this clause (b)(xii) shall be reduced by the amount of any outstanding Indebtedness of any Non-Guarantor Restricted Subsidiary under the Senior Credit Facility incurred under clause (b)(i) hereof;

          (xiii) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any Indebtedness referred to in paragraph (a) or clauses (b)(ii), (iii) or (ix) above, including any successive refinancings, so long as (i) the borrower under such refinancing is the Company or, if not the Company, is the same borrower as the borrower of the Indebtedness being refinanced, (ii) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium to accomplish such refinancing plus, in either case, the amount of expenses incurred in connection with such refinancing, (iii) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Notes at least to the same extent as the Indebtedness being refinanced and (iv) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such new Indebtedness does not have an Average Life less than the Average Life of the Indebtedness being refinanced and does not have a final Stated Maturity earlier than the final Stated Maturity of the Indebtedness being refinanced or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness being refinanced;

          (xiv) guarantees by a Non-Guarantor Restricted Subsidiary of Indebtedness of another Non-Guarantor Restricted Subsidiary, which Indebtedness was permitted to be incurred under this Indenture and guarantees by Subsidiary Guarantors of Indebtedness of another Subsidiary Guarantor, which Indebtedness was permitted to be incurred under this Indenture;

          (xv) Attributable Indebtedness of an EU Licensed Operator or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company in connection with a sale and leaseback transaction between such EU Licensed Operator or such Restricted Subsidiary of the Company and such other Restricted Subsidiary; and

          (xvi) Indebtedness incurred to repay Indebtedness incurred pursuant to clause (iv) or (v) of this paragraph (b); provided that if such Indebtedness is outstanding for more than five Business Days, such Indebtedness shall be deemed to be an incurrence of such Indebtedness not permitted by this clause (xvi).

          (c) For purposes of determining any particular amount of Indebtedness under this Section 1008, (1) Indebtedness incurred under the Senior Credit Facility on or prior to the Closing Date shall be treated as incurred pursuant to clause (i) of paragraph (b) of this Section 1008, (2) guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (3) any Liens granted pursuant to the equal and ratable provisions referred to in Section 1012 of this Indenture shall not be treated as Indebtedness. For purposes of determining compliance with this Section 1008, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than the Indebtedness referred to in clause (1) of the preceding sentence), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

          (d) For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the establishment of the facility or instrument under which such Indebtedness was incurred; provided, however, that if such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness refinanced, except to the extent that
(i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such refinancing Indebtedness is incurred.

SECTION 1009. Limitation on Restricted Payments.
              ---------------------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

          (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);

          (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock of the Company or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Restricted Subsidiary) or any options, warrants or other rights to acquire such shares of Capital Stock;

          (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness other than intercompany Indebtedness;

          (iv) make any Investment (other than any Permitted Investment) in any Person; or

          (v) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries or (b) to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis)

(such payments or other actions described in (but not excluded from) clauses (i) through (v) are collectively referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, being the Fair Market Value of the asset to be transferred):

          (1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event that is or, after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries;

          (2) the Company could incur at least U.S.$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008 of this Indenture; and

          (3) the aggregate amount of all Restricted Payments declared or made after July 5, 2000 shall not exceed the sum of:

               (A) 50% of the Consolidated Adjusted Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company's first fiscal quarter after July 5, 2000 and ending on the last day of the

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          Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income shall be a loss, minus 100% of such loss), plus

               (B) the aggregate Net Cash Proceeds received after July 5, 2000 by the Company as capital contributions or from the issuance or sale (other than to any Subsidiary) of shares of Qualified Capital Stock of the Company (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company (excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid), plus

               (C) the aggregate Net Cash Proceeds received after July 5, 2000 by the Company from the issuance or sale (other than to any Subsidiary) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, to the extent such securities were originally sold for cash, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange (excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid), plus

               (D) to the extent not otherwise included in the Consolidated Adjusted Net Income of the Company, an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) resulting from the payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case in cash to the Company or a Restricted Subsidiary after July 5, 2000, or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued as provided in the definition of Investment), not to exceed the total amount of capital invested in such Investments (other than Permitted Investments) by the Company and its Restricted Subsidiaries, plus

               (E) U.S.$2.0 million.

          (b) Notwithstanding paragraph (a) above, the Company and any Restricted Subsidiary may take the following actions so long as (with respect to clauses (ii) through (v) and (vii) through (ix) below) no Default or Event of Default shall have occurred and be continuing:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend would have complied with the provisions of paragraph (a) above and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) above;

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          (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Capital Stock of the Company; provided that the amount of such Net Cash Proceeds that is utilized for such purchase, redemption, acquisition or retirement will be excluded from clause 3(B) of the preceding paragraph;

          (iii) the purchase, redemption, defeasance or other acquisition or retirement for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Capital Stock of the Company; provided that the amount of such Net Cash Proceeds that is utilized for such purchase, redemption, acquisition or retirement will be excluded from clause 3(B) of the preceding paragraph;

          (iv) the purchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof in the event of a Change of Control in accordance with provisions similar to Section 1013 of this Indenture; provided that prior to such purchase the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer;

          (v) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the Net Cash Proceeds of a substantially concurrent incurrence (other than to a Subsidiary) of, new Subordinated Indebtedness so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or the amount of any premium to accomplish such refinancing, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is expressly subordinated to the Notes to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Subordinated Indebtedness does not have an Average Life less than the Average Life of the Indebtedness being refinanced and does not have a final Stated Maturity earlier than the final Stated Maturity of the Indebtedness being refinanced or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness being refinanced;

          (vi) the purchase, redemption, defeasance or other acquisition or retirement for value of the Ordinary Shares in exchange for the cancellation or, as applicable, the reduc-

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

     tion by the amount of the then fair market value of the note payable to the Company associated with the issuance of the Ordinary Shares;

          (vii) payments to holders of Qualified Capital Stock of the Company
     (a) in lieu of the issuance of fractional shares of Qualified Capital Stock of the Company, (b) to redeem or repurchase stock purchase or similar rights issued as a shareholder rights device and (c) to repurchase shares of Qualified Capital Stock of the Company from holders who hold less than 100 shares in each instance; provided that the payments made pursuant to this clause (vii) from July 5, 2000 through the final Stated Maturity of the Notes may not exceed U.S.$250,000;

          (viii) repurchases, acquisitions or retirements of shares of Qualified Capital Stock of the Company deemed to occur upon the exercise of stock options or similar rights issued under employee benefit plans of the Company if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying any income tax obligation; and

          (ix) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Qualified Capital Stock of the Company, options on any such shares, or related stock appreciation rights or similar securities held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement, severance or termination of employment or service or pursuant to the terms of any employment benefit plan or any other agreement under which such shares of Qualified Capital Stock or related rights were issued; provided that the aggregate cash consideration paid for all such purchases, redemptions, acquisitions, cancellations or other retirements of such shares of Qualified Capital Stock (a) during any fiscal year does not exceed U.S.$500,000 (with unused amounts in any fiscal year being usable in all subsequent fiscal years) and (b) during the period from July 5, 2000 through the final Stated Maturity of the Notes does not exceed U.S.$3 million.

          The actions described in clauses (i), (iv), (vii) and (ix) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above and the actions described in clauses (v), (vi) and (viii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph
(a); it being understood that the payment of any dividend described in clause
(i) of this paragraph (b) shall reduce the amount that could otherwise be available for Restricted Payments under clause (3) of paragraph (a) above when such dividend is actually paid and not when such dividend is declared.

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          SECTION 1010. Limitation on Issuance and Sale of
                        Capital Stock by Restricted Subsidiaries.
                        ----------------------------------------

          The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

          (a) to the Company or a Restricted Subsidiary;

          (b) issuances or sales to directors of directors' qualifying shares or issuances or sales to foreign nationals of shares of Capital Stock of non-U.S. Restricted Subsidiaries, in each case to the extent required by applicable law;

          (c) issuances or sales to EU Nationals of Capital Stock of EU Licensed Operators or EU Investorcos;

          (d) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary (other than an EU Licensed Operator or an EU Investorco or any of their Restricted Subsidiaries) would no longer constitute a Restricted Subsidiary and any remaining Investment in such Person would have been permitted to be made under Section 1009 of this Indenture (including as a Permitted Investment) if made on the date of such issuance or sale and the Company or such Restricted Subsidiary complies with Section 1014 in connection with such sale or issuance; or

          (e) issuances or sales of Capital Stock of a Restricted Subsidiary in compliance with Section 1014.

          SECTION 1011. Limitation on Transactions with Affiliates.
                        ------------------------------------------

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or renew or amend any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (other than the Company or a Restricted Subsidiary) unless:

          (a) such transaction or series of transactions is entered into in good faith and in writing on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with third parties that are not Affiliates;

          (b) with respect to any transaction or series of related transactions involving an aggregate value greater than U.S.$5 million, the Company will deliver an Officer's Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (a) above;

          (c) with respect to any transaction or series of related transactions involving an aggregate value in excess of U.S.$10 million and less than or equal to U.S.$15 million,

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

     either (i) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the board of directors of the Company or (ii) the Company delivers to the Trustee a written opinion of an independent accounting, appraisal or investment banking firm of national standing in the United States or Canada stating that the transaction or series of transactions is fair to the Company or such Restricted Subsidiary from a financial point of view; and

          (d) with respect to any transaction or series of related transactions involving an aggregate value in excess of U.S.$15 million, the Company delivers to the Trustee a written opinion of an independent accounting, appraisal or investment banking firm of national standing in the United States or Canada stating that the transaction or series of transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided, however, that this covenant will not restrict:

          (1) the Company from paying reasonable and customary compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary;

          (2) any Restricted Payments permitted by Section 1009 of this Indenture covenant or Permitted Investments made under clauses (f) and (g) of the definition of "Permitted Investments" in Section 101 of this Indenture;

          (3) customary compensation or employee benefit arrangements or incentive arrangements or indemnification arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into or provided for in the ordinary course of business;

          (4) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment and relocation expenses, in each case made in the ordinary course of business;

          (5) transactions, agreements, arrangements and any amendments or modifications of the foregoing (including, without limitation, sale and leaseback transactions) entered into in the ordinary course of business between the Company or a Restricted Subsidiary of the Company and an EU Licensed Operator or EU Investorco (after such EU Licensed Operator or EU Investorco ceases to be a Restricted Subsidiary) that are on terms that are not materially less favorable to the Company or the Restricted Subsidiary, as the case may be, than those that could reasonably have been obtained at such time from an unaffiliated party; and

          (6) transactions, agreements, arrangements and any amendments or modifications of the foregoing entered into in the ordinary course of business between the Company or a Restricted Subsidiary of the Company and a Permitted Joint Venture that are on terms that are not materially less favorable to the Company or the Restricted Subsidiary, as the

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     case may be, than those that could reasonably have been obtained at such time from an unaffiliated party.

          SECTION 1012. Limitation on Liens.
                        -------------------

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Pari Passu Indebtedness or Subordinated Indebtedness on or with respect to any of its property or assets, including any shares of stock or indebtedness (including any intercompany note) of any Restricted Subsidiary, whether owned at the date of this Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Subordinated Indebtedness, the Notes (or a Guarantee in the case of Liens of a Subsidiary Guarantor) are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any Lien securing Pari Passu Indebtedness, the Notes (or a Guarantee in the case of Liens of a Subsidiary Guarantor) are equally and ratably secured with the obligations or liability secured by such Lien; provided, however, this paragraph shall not be applicable to

          (1) Liens on the assets of the Company and any Subsidiary Guarantor securing Senior Indebtedness or Guarantor Senior Indebtedness as the case may be, that was permitted by the terms of this Indenture to be incurred;

          (2) Liens securing Pari Passu Indebtedness or Subordinated Indebtedness or other agreements in effect on the Issue Date;

          (3) Liens incurred under sale and leaseback transactions permitted to be entered into pursuant to Section 1018 of this Indenture covering only the assets which are the subject of such sale and leaseback and assets and contract rights related thereto (including, without limitation, the right to receive rental rebates or deferred sale payments);

          (4) Liens securing Acquired Indebtedness which is Pari Passu Indebtedness or Subordinated Indebtedness that was created prior to (and not created in connection with, or in contemplation of) the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) by the Company or any Subsidiary Guarantor and which Indebtedness is permitted under the provisions of Section 1008 of this Indenture;

          (5) Liens securing Manufacturer Support Indebtedness; provided that such Liens only secure the helicopter or fixed-wing aircraft purchased from such manufacturer and any assets or contract rights related thereto;

          (6) Liens securing the Company's 11 3/4% Senior Subordinated Notes due 2007; provided that such Liens are released no later than July 15, 2004; or

          (7) Liens securing any Indebtedness incurred in connection with any refinancing, renewal, substitution or replacement of any such Indebtedness described in clause (4) or clause (5) so long as the aggregate principal amount of Indebtedness represented

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     thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) is not increased by such refinancing by an amount greater than the lesser of (i) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced or (ii) the amount of any premium to accomplish such refinancing, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, provided, however, that in the case of clauses (4), (5) and (7), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or such Subsidiary Guarantor.

          Notwithstanding the foregoing, any Lien securing the Notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Pari Passu Indebtedness or Subordinated Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holders of all other Pari Passu Indebtedness or Subordinated Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

          SECTION 1013. Purchase of Notes upon a Change in Control.
                        ------------------------------------------

          Upon the occurrence of a Change of Control, the Company will be obligated, not more than 60 days nor less than 30 days after the Change of Control Date, to make an offer to purchase (a "Change of Control Offer") all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the "Change of Control Purchase Date") (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date), pursuant to the offer described below and the other procedures set forth in this Indenture.

          In connection with any Change of Control Offer, within 30 days following any Change of Control, the Company will notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes sent by first-class mail to the address of such holder appearing in the security register, stating, among other things:

          (a) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act and any applicable securities laws or regulations;

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          (b) that any Note not tendered will continue to accrue interest;

          (c) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

          (d) that Holders electing to have any Notes purchased pursuant to a Change in Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change in Control Purchase Date;

          (e) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change in Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (f) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to
     (euro)1,000 in principal amount or an integral multiple thereof;

          (g) the instructions that the Holders of Notes must follow in order to tender their Notes; and

          (h) the circumstances and relevant facts regarding such Change in Control.

          The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          The Company will comply, to the extent required by law, with the applicable tender offer rules, including Rule 14e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

          SECTION 1014. Limitation on Sale of Certain Assets.
                        ------------------------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale (including any Asset Swap) unless:

          (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the Fair Market Value of the assets sold (as determined in good faith by the Chief Financial Officer of the Company and evidenced by an

     Officer's Certificate of such officer, which certificate shall be delivered to the Trustee (A) on a quarterly basis for all Asset Sales occurring during the preceding quarterly period and (B) for any Asset Sale where the fair market value of the assets sold is equal to or exceeds U.S.$10 million); and

          (ii) in the case of any Asset Sale that is not an Asset Swap, at least 75% of the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least (A) cash or Cash Equivalents or (B) the assumption by the transferee of Senior Indebtedness or Pari Passu Indebtedness of the Company or Guarantor Senior Indebtedness or Pari Passu Indebtedness of any Subsidiary Guarantor or Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor and the release of the Company or such Subsidiary Guarantor or such Restricted Subsidiary from all liability on such Indebtedness, or a combination of the foregoing; provided that in the case of the sale of Capital Stock of an EU Licensed Operator or an EU Investerco to an EU National, the consideration received may consist of less than 75% cash or Cash Equivalents or the assumption of Indebtedness; provided that the aggregate amount of non-cash consideration outstanding at any one time in respect of Capital Stock of all EU Licensed Operators or EU Investercos sold to EU Nationals shall not exceed U.S.$15 million.

          (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, to:

          (i) permanently repay or prepay any then outstanding Senior Indebtedness or Guarantor Senior Indebtedness or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor; or

          (ii) invest (or enter into a legally binding agreement to invest) in properties and assets (including, without limitation, investments in Permitted Joint Ventures) to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in a Permitted Business.

          Pending the final application of such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.

          If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, apply such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used within such period as set forth above in this paragraph (b) constitutes "Excess Proceeds." Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit Indebtedness to the extent not prohibited by this Indenture.

          (c) When the aggregate amount of Excess Proceeds exceeds U.S.$10 million, the Company shall, within 30 days, make an offer to purchase (an "Excess Proceeds Offer") from all holders of Notes and from the holders of any Pari Passu Indebtedness, to the extent required by the terms thereof, on a pro rata basis, in accordance with the procedures set forth in this Indenture or the agreements governing any such Pari Passu Indebtedness, the maximum principal amount (expressed as a multiple of U.S.$1,000) of the Notes and any such Pari Passu Indebtedness that may be purchased with the Excess Proceeds. The offer price as to each Note and any such Pari Passu Indebtedness will be payable in cash in an amount equal to (solely in the case of the Notes) 100% of the principal amount of such Note and (solely in the case of Pari Passu Indebtedness) no greater than 100% of the principal amount (or accreted value, as applicable) of such Pari Passu Indebtedness, plus in each case accrued interest, if any, to the date of repurchase. To the extent that the aggregate principal amount of Notes and any such Pari Passu Indebtedness tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such Excess Proceeds not used to purchase Notes and Pari Passu Indebtedness for general corporate purposes. If the aggregate principal amount of Notes and any such Pari Passu Indebtedness validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Notes and any such Pari Passu Indebtedness to be purchased will be selected on a pro rata basis (based upon the principal amount of Notes and the principal amount or accreted value of such Pari Passu Indebtedness tendered by each holder). Upon completion of such Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

          (d) If the Company is obligated to make an Excess Proceeds Offer, the Notes and Pari Passu Indebtedness will be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of U.S.$1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Excess Proceeds Offer is given to such holders, or such later date as may be required under the Exchange Act.

          (e) The Company will comply, to the extent required by law, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with an Excess Proceeds Offer.

          (f) Notwithstanding the foregoing, with respect to the proceeds of an Asset Sale arising from the issuance of Capital Stock of a Restricted Subsidiary ("Issuance Proceeds"):

          (i) Prior to the day following the fifth anniversary of the Issue Date, the Company shall not be required to use Issuance Proceeds to make an offer to purchase Notes in an amount in excess of 25% of the original aggregate principal amount of the Notes less the aggregate principal amount of Notes previously purchased pursuant to a purchase offer using Issuance Proceeds. To the extent the aggregate principal amount of Notes tendered exceeds the permitted amount of the offer, the tendered Notes shall be selected for repurchase on a pro rata basis.

          (ii) Promptly after the fifth anniversary of the Issue Date, the Company shall be required to make an offer to purchase the Notes in accordance with the requirements set forth in paragraph (c) above, in an aggregate amount equal to the aggregate amount of Issuance Proceeds in excess of 25% of the principal amount of the Notes that was not applied to purchase offers pursuant to the provisions of this paragraph.

          SECTION 1015. Reserved.
                        --------

          SECTION 1016. Limitations on Guarantees of Indebtedness by
                        Restricted Subsidiaries.
                        -----------------------

          (a) The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary (other than (x) to another Restricted Subsidiary and (y) the guarantee by a Non-Guarantor Restricted Subsidiary of Indebtedness of another Non-Guarantor Restricted Subsidiary, which Indebtedness was permitted to be incurred under this Indenture), unless:

          (i) (A) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary on the same terms as the guarantee of such Indebtedness, except that such Subsidiary Guarantee shall be subordinated to the Guarantor Senior Indebtedness of such Restricted Subsidiary to the same extent that the Notes are subordinated to Senior Indebtedness and except that such Guarantee need not be secured unless required pursuant to Section 1012 of this Indenture; and

          (B) with respect to any guarantee of Subordinated Indebtedness by such Restricted Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary's Guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes; and

          (ii) such Restricted Subsidiary delivers to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture.

          The foregoing will not prevent any Subsidiary Guarantor from directly or indirectly, guaranteeing, assuming or in any other manner becoming liable for the payment of any Indebtedness of the Company or any Restricted Subsidiary that is permitted to be incurred by this Indenture.

          (b) Notwithstanding the foregoing, any Guarantee of the Notes created pursuant to the provisions described in the foregoing paragraph (a) may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture), (ii) the release by the holders of the Indebtedness of the Company described in the preceding paragraph of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness other than as a result of payment under such guarantee), at a time when (A) no other Indebtedness of the Company has been guaranteed by such Restricted Subsidiary or
(B) the holders of all
such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness other than as a result of payment under such guarantee) or (iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

          SECTION 1017. Limitation on Dividends and Other Payment
                        Restrictions Affecting Restricted Subsidiaries.
                        ----------------------------------------------

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

          (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits to the extent owned by the Company or any Restricted Subsidiary;

          (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

          (c) make any Investment in the Company or any other Restricted Subsidiary; or

          (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary;

except for such encumbrances or restrictions existing under or by reason of:

          (i) any agreement in effect on the date of this Indenture pursuant to the Senior Credit Facility;

          (ii) customary provisions restricting subletting or assignment of any lease to which the Company or any Restricted Subsidiary is a party or to which any of their respective properties or assets are subject;

          (iii) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (iv) any encumbrance or restriction contained in contracts for sales of assets permitted by the provisions of Section 1014 of this Indenture with respect to the assets or Capital Stock to be sold pursuant to such contract;

          (v) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in (d) above on the property so acquired;

          (vi) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) and (iii) and
     (v); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable, taken as whole, to the holders of the Notes than those under or pursuant to the agreement so extended, renewed, refinanced or replaced; or

          (vii) provisions with respect to the receipt of a rebate on an operating lease until all obligations due to a lessor on other operating leases are satisfied or other customary restrictions in respect of assets or contract rights acquired by a Restricted Subsidiary in connection with a sale and leaseback transaction.

          SECTION 1018. Limitation on Sale and Leaseback Transactions.
                        ---------------------------------------------

          The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction (other than a New Aircraft Sale and Leaseback Transaction and a sale and leaseback transaction between the Company or any of its Restricted Subsidiaries and any Restricted Subsidiary) with respect to any property or assets (whether now owned or hereafter acquired), whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred unless:

          (a) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and the Company complies with Section 1014 of this Indenture; provided, however, that in connection with the sale and leaseback transactions with respect to helicopter and fixed-wing aircraft, the Company and its Restricted Subsidiaries only need comply with Section 1014(a)(ii) on an aggregate basis and no individual sale of a helicopter or fixed-wing aircraft need be made for at least 75% cash or Cash Equivalents as consideration, provided that the aggregate cash or Cash Equivalent consideration received by the Company and its Restricted Subsidiaries with respect to the sale of all helicopter or fixed-wing aircraft during the life of this Indenture must be at least 75% of the total consideration received with respect to all such sales;

          (b) the Company or such Restricted Subsidiary would be permitted to incur Indebtedness under Section 1008 of this Indenture in the amount of the Attributable Indebtedness incurred in respect of such sale and leaseback transaction; and

          (c) the Company or such Restricted Subsidiary would be permitted to grant a Lien pursuant to Section 1012 of this Indenture to secure the amount of the Attributable Indebtedness in respect of such sale and leaseback transaction.

          SECTION 1019. Limitation on Senior Subordinated Indebtedness.
                        ----------------------------------------------

          The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Notes or the Guarantee of such Subsidiary Guarantor, as the case may be, or subordinated in right of payment to the Notes or such Guarantee, as the case may be, at least to the same extent as the Notes or such Guarantee are subordinated in right of payment to Senior Indebtedness or Guarantor Senior Indebtedness of such Subsidiary Guarantor, as the case may be, as set forth in this Indenture.

          SECTION 1020. Limitation on Unrestricted Subsidiaries.
                        ---------------------------------------

          (a) The Board of Directors of the Company may designate any Restricted Subsidiary to be an "Unrestricted Subsidiary" only if:

          (i) no Default shall have occurred and be continuing at the time of or after giving effect to such designation;

          (ii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of designation (assuming the effectiveness of such designation) pursuant to the first paragraph of
     Section 1009 of this Indenture in an amount equal to the greater of (1) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company's interest in such Subsidiary as determined in good faith by the Company's board of directors;

          (iii) the Company would be permitted under this Indenture to incur U.S.$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008 of this Indenture at the time of such designation (assuming the effectiveness of such designation);

          (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (v) such Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary; and

          (vi) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Non-Recourse Debt.

          In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 1009 of this Indenture for all purposes of this Indenture in an amount equal to the lesser of (1) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company's interest in such Subsidiary as determined in good faith by the Board of Directors of the Company.

          (b) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such designation; and

          (ii) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately before and after giving effect to such proposed designation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the redesignation, the Company could incur U.S.$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008 of this Indenture.

          (c) Any such designation as an Unrestricted Subsidiary or Restricted Subsidiary by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation.

          SECTION 1021. Limitation on Business.
                        ----------------------

          The Company will not, and will not permit any Restricted Subsidiary to, engage in a business that is not a Permitted Business.

          SECTION 1022. Reports.
                        -------

          For so long as the Notes are outstanding, whether or not the Company has a class of securities registered under the Exchange Act, the Company shall furnish without cost to each Holder and file with the Trustee and the Commission (if permitted by Commission practice and applicable law and regulations): (i) as soon as available but within 140 days after the end of each financial year of the Company, annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or required in such successor form), including audited year-end consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP consistently applied (reconciled to United States generally accepted accounting principles); (ii) as soon as available but within 60 days after the end of each of the first three fiscal quarters of each financial year of the Company, reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 10-Q (or required in such successor form), including unaudited quarterly consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP consistently applied (reconciled to United States generally accepted accounting principles); and (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) containing substantially the same infor-mation required to be contained in Form 8-K (or required in any successor form). In addition, for so long as any of the Notes remain outstanding, the Company will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the Holders thereof have disposed of such Notes pursuant to an effective registration statement under the Securities Act.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

          SECTION 1023. Payment of Additional Amounts.
                        -----------------------------

          All payments made by the Company or a Subsidiary Guarantor under or with respect to the Notes or a Guarantee will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of any Taxing Authority ("Taxes"), unless the Company or a Subsidiary Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company or a Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company or such Subsidiary Guarantor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction (including any withholding or deduction in respect of Additional Amounts) will not be less than the amount the Holder and beneficial owner would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder or to a third party on behalf of a Holder to the extent the following exceptions apply (to such extent, an "Excluded Holder"): (i) in the case of Canadian withholding Taxes, the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) with such Holder at the time of making such payment, (ii) the Holder is subject to such Taxes by reason of its being connected with the relevant Taxing Jurisdiction otherwise than by reason of the Holder's activity in connection with purchasing the Notes, or by the mere holding or disposition of Notes or the receipt of payments thereunder or the enforcement of its rights thereunder, or (iii) the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period).

          The Company or a Subsidiary Guarantor will also (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company or a Subsidiary Guarantor will furnish to the Holders of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applica-ble law, certified copies of tax receipts evidencing such payment by the Company or such Subsidiary Guarantor. The Company or a Subsidiary Guarantor will indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (1) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes and (2) any Taxes levied or imposed and paid by such holder with respect to any indemnification payments under (1), but excluding any such Taxes on such Holder's net income.

          At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or a Subsidiary Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officer's Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable, and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Redemption Price, Change in Control Purchase Price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts or indemnification payments to the extent that, in such context, Additional Amounts or indemnification payments are, were or would be payable in respect thereof.

          The Company will pay any present or future stamp, court, documentary or other similar Taxes, charges or levies that arise in any Taxing Jurisdiction from the execution, delivery or registration of, or enforcement of rights under, this Indenture or any related document ("Documentary Taxes").

          The obligation to pay Additional Amounts, any indemnification payments and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of this Indenture.

          SECTION 1024. Waiver of Certain Covenants.
                        ---------------------------

          The Company and the Subsidiary Guarantors may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1007 to 1012, inclusive, and Sections 1015 to 1021, inclusive, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of all Outstanding Notes affected by such term, provision or covenant, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company, the Restricted Subsidiaries and the duties of the Trustee, as applicable, in respect of any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

          SECTION 1101. Redemption.
                        ----------

          The Notes may or shall be, as the case may be, redeemed, as a whole or from time to time in part, subject to the conditions and the Redemption Prices specified in the form of Note, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date), on the Redemption Date.

          SECTION 1102. Applicability of Article.
                        ------------------------

          Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with the terms of such Notes and in accordance with this Article Eleven.

          SECTION 1103. Election to Redeem; Notice to Trustee.
                        -------------------------------------

          The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

          SECTION 1104. Selection by Trustee of Notes to Be Redeemed.
                        --------------------------------------------

          If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee, from the Outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, by lot or by any other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than U.S.$1,000; provided further that any such redemption pursuant to the provisions relating to a Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable. Notice of redemption shall be sent by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. On and after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption and accepted for payment, unless the Company defaults in the payment of the Redemption Price.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

          SECTION 1105. Notice of Redemption.
                        --------------------

          Notice of redemption shall be given in the manner provided for in
Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. The Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

          All notices of redemption shall state:

          (1) the Redemption Date,

          (2) the Redemption Price and the amount of accrued interest, if any, to the Redemption Date payable as provided for in Section 1107,

          (3) if less than all Outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

          (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section
     1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

          (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

          (7) the name and address of the Paying Agent,

          (8) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

          (9) the ISIN number, and that no representation is made as to the accuracy or correctness of the ISIN number, if any, listed in such notice or printed on the Notes, and

          (10) the paragraph of the Notes pursuant to which the Notes are to be redeemed.

          SECTION 1106. Deposit of Redemption Price.
                        ---------------------------

          Prior to 10:00 A.M. on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

          SECTION 1107. Notes Payable on Redemption Date.
                        --------------------------------

          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of Section 307.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest set forth in the Note.

          SECTION 1108. Notes Redeemed in Part.
                        ----------------------

          Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided that each such new Note will be in a principal amount of U.S.$1,000 or integral multiple thereof.

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

                                 ARTICLE TWELVE

                             SUBORDINATION OF NOTES

          SECTION 1201. Notes Subordinate to Senior Indebtedness.
                        ----------------------------------------

          The Company covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, for the benefit of the holders, from time to time, of Senior Indebtedness that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or cash equivalents or in any other form acceptable to each holder of Senior Indebtedness, of all Senior Indebtedness; provided, however, that the Notes, the Indebtedness represented thereby and the payment of the principal of (and premium, if any) and interest on the Notes in all respects shall rank equally with, or prior to, all existing and future senior subordinated indebtedness (including, without limitation, Indebtedness) of the Company that is subordinated to Senior Indebtedness.

          SECTION 1202. Payment over of Proceeds upon Dissolution, Etc.
                        ----------------------------------------------

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or
(b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety upon the terms and conditions described under Article Eight), then and in any event:

          (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents or in any other form acceptable to each holder of Senior Indebtedness, or provision satisfactory to the holders of Senior Indebtedness shall be made for such payment in full, before the Holders will be entitled to receive any payment or distribution of any kind or character (other than any payment or distribution in the form of equity securities or subordinated securities of the Company or any successor obligor that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the Notes are so subordinated as provided in this Indenture (such equity securities or subordinated securities hereinafter being "Permitted Junior Securities") and any payment made pursuant to Article Fourteen from monies or non-callable U.S. Government Securities or a combination thereof previously deposited with the Trustee) on account of principal of (or premium, if any) or interest on, or any other amount payable in respect of, the Notes or on account of the purchase or redemption or other acquisition of Notes; and

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

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Junior Securities and any payment made pursuant to Article Fourteen from monies or non-callable U.S. Government Securities or a combination thereof previously deposited with the Trustee), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Indenture shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight.

          SECTION 1203. Suspension of Payment When Designated Senior
                        Indebtedness in Default.
                        -----------------------

          (a) Unless Section 1202 shall be applicable, (1) upon the occurrence of a Payment Default and (2) after receipt by the Trustee of written notice thereof from the Administrative Agent or any other representative of a holder of Designated Senior Indebtedness, no payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities and payments made pursuant to Article Fourteen from cash in U.S. dollars or non-callable U.S. Government Securities or a combination thereof previously deposited with the Trustee), shall be made by or on behalf of the Company on account of principal of (or premium, if any) or interest on, or any other amount payable in respect of, the Notes or on account of the purchase, redemption or other acquisition of Notes unless and until such Payment Default shall have been cured or waived in writing from the Administrative Agent or any other representative of a holder of Designated Senior Indebtedness or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

          (b) Unless Section 1202 shall be applicable (1) upon the occurrence of a Non-Payment Default and (2) after receipt by the Trustee of written notice thereof from the Administrative Agent or any other representative of a holder of Designated Senior Indebtedness, then no payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities and payments made pursuant to Article Fourteen from cash in U.S. dollars, non-callable U.S. Government Securities or a combination thereof previously deposited with the Trustee), shall be made by or on behalf of the Company on account of any principal of (or premium, if any) or interest on, or any other amount payable in respect of, the Notes or on account of the purchase, redemption or other acquisition of Notes for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Administrative Agent or such other representative of the occurrence of a Non-Payment Default and ending on the earliest of (i) 179 days thereafter (provided that any Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated, in which case the provisions of paragraph (a) shall apply), (ii) the date on which such Non-Payment Default (and all other Non-Payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full in cash or Cash Equivalents or (iii) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee or the Company from the Administrative Agent or such other representative initiating such Payment Blockage Period, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. In any event, not more than one Payment Blockage Period may be commenced during any period of 365 consecutive days and there must be a period of at least 186 consecutive days in each period of 365 consecutive days when no Payment Blockage Period is in effect. No event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a subsequent Payment Blockage Period, unless such default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Period. In no event will a Payment Blockage Period extend beyond 179 days.

          In the event that, notwithstanding the foregoing and the provisions of
Section 1202, any payment or distribution shall be made to the Trustee or to the Holders which is prohibited by the foregoing provisions of this Section and the provisions of Section 1202, then and in such event such payment shall be paid over and delivered forthwith by the Trustee to the Administrative Agent and any other representative of holders of Designated Senior Indebtedness, as their interests may appear, to the extent necessary to pay in full all Designated Senior Indebtedness.

          SECTION 1204. Payment Permitted If No Default.
                        -------------------------------

          Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1202 or under the conditions described in Section 1203, from making payments at any time of principal of, and premium, if any, or interest on the Notes.

          SECTION 1205. Subrogation to Rights of Holders of Senior
                        Indebtedness.
                        ------------

          Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated (equally and ratably with the holders of all Pari Passu Indebtedness of the Company) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to Senior Indebtedness. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Notes or on their behalf or by the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness; it being understood that the provisions of this Article are intended solely for the purpose of determining the relative rights of the Holders of Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          SECTION 1206. Provisions Solely to Define Relative Rights.
                        -------------------------------------------

          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall
(a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, and premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness.

          SECTION 1207. Trustee to Effectuate Subordination.
                        -----------------------------------

          Each Holder of a Note by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 504 hereof at least 30 days before the expiration of the time to file such claim, the Administrative Agent (if the Senior Credit Facility is still outstanding) is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

          SECTION 1208. No Waiver of Subordination Provisions.
                        -------------------------------------

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any

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

act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          SECTION 1209. Distribution or Notice to Representative.
                        ----------------------------------------

          Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article Twelve, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other acts pertinent thereto or to this Article Twelve.

          SECTION 1210. Notice to Trustee.
                        -----------------

          (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company, the Administrative Agent or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section not later than 9:00 a.m. New York time on the day which is at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, and premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after 9:00 a.m. New York time on the day which is two Business Days prior to such date.

          (b) Subject to TIA Sections 315(a) through 315(d), the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any pay-ment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 1211. Reliance on Judicial Order or Certificate of
                        Liquidating Agent.
                        -----------------

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to TIA Sections 315(a) through 315(d), and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided that such court, trustee, receiver, custodian, assignee, agent or other Person has been apprised of, or the order, decree or certificate makes reference to, the provisions of this Article.

          SECTION 1212. Rights of Trustee As a Holder of Senior Indebtedness;
                        Preservation of Trustee's Rights.
                        --------------------------------

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

          SECTION 1213. Article Applicable to Paying Agents.
                        -----------------------------------

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1212 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          SECTION 1214. No Suspension of Remedies.
                        -------------------------

          Nothing contained in this Article shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, except as provided in Article Five.

          SECTION 1215. Trust Moneys Not Subordinated.
                        -----------------------------

          Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Securities held in trust under Article Fourteen hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Fourteen hereof and not in violation of Section 1203 hereof for the payment of principal of (and premium, if any) and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Twelve, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

          SECTION 1216. Trustee Not Fiduciary for Holders of Senior
                        Indebtedness.
                        ------------

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall mistakenly, in the absence of negligence or willful misconduct, pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

          SECTION 1217. Rights of Trustee as Holder of Senior Indebtedness;
                        Preservation of Trustee's Rights.
                        --------------------------------

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

                                ARTICLE THIRTEEN

                                   GUARANTEES

          SECTION 1301. Guarantees.
                        ----------

          Each Subsidiary Guarantor, hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 1305 hereof.

          Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          Each Subsidiary Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Subsidiary Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Subsidiary Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce such Subsidiary Guarantor's Guarantee without first proceeding against the Company or any other Subsidiary Guarantor. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

          If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Subsidiary Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary

Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article Thirteen, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Subsidiary Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Guarantee of such Subsidiary Guarantor.

          Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference", "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          SECTION 1302. Severability.
                        ------------

          In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1303. Restricted Subsidiaries.
                        -----------------------

          If the Company or any of its Restricted Subsidiaries acquires or forms a Restricted Subsidiary, the Company may cause any such Restricted Subsidiary (and any other Restricted Subsidiary as required pursuant to Section 1015 or any other provision of this Indenture) to (i) execute and deliver to the Trustee a supplemental indenture in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on a senior unsecured subordinated basis, and (ii) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture. Upon the execution of any such supplemental indenture, the obligations of the Subsidiary Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the "Subsidiary Guarantor" in this Indenture shall, subject to
Section 1308, be deemed to refer to all Subsidiary Guarantors, including such Restricted Subsidiary.

          SECTION 1304. Subordination of Guarantees.
                        ---------------------------

          The Guarantee issued by any Subsidiary Guarantor will be an unsecured senior subordinated obligation of such Subsidiary Guarantor, ranking pari passu with all other existing and future senior subordinated indebtedness of such Subsidiary Guarantor, if any. The Indebtedness evidenced by such Guarantee will be subordinated on the same basis to Guarantor Senior Indebtedness of such Subsidiary Guarantor as the Notes are subordinated to Senior Indebtedness under Article Twelve.

          SECTION 1305. Limitation of Liability.
                        -----------------------

          Each Subsidiary Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 1305 hereof, result in the obligations of such Subsidiary Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

          Each Guarantor that is incorporated, organized or formed, as the case may be, in Sweden (a "Swedish Guarantor"), and by its acceptance hereof, each Holder and the Trustee, hereby confirms that notwithstanding any other provision of this Indenture, or any related agreements or certificates, the Guarantee of a Swedish Guarantor is limited to the maximum amount which can be paid out by such Swedish Guarantor under Swedish law in general and in particular without such payment constituting a payment in violation of the Swedish Companies Act in force from time to time regulating distribution of dividend of assets within the meaning of Chapter 12 Section 2 (or its equivalent from time to time).

          SECTION 1306. Contribution.
                        ------------

          In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor under a Guarantee (each, a "Funding Guarantor"), such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to the Guarantee of such Subsidiary Guarantor. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Subsidiary Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

          SECTION 1307. Subrogation.
                        -----------

          Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 1301; provided, however, that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

          SECTION 1308. Reinstatement.
                        -------------

          Each Subsidiary Guarantor hereby agrees (and each Person who becomes a Subsidiary Guarantor shall agree) that the Guarantee provided for in Section 1301 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Subsidiary Guarantor.

          SECTION 1309. Release of a Subsidiary Guarantor.
                        ---------------------------------

          (a) If no Default exists or would exist under this Indenture, the Guarantee issued by any Subsidiary Guarantor under this Indenture shall be automatically and unconditionally released and discharged (i) upon any sale, exchange or transfer to any Person not an Affiliate of the Company or a Restricted Subsidiary of all of the Company's directly or indirectly owned Capital Stock in, or all or substantially all the assets of, such Subsidiary Guarantor (which sale, exchange or transfer is not prohibited by this Indenture) and (ii) so long as such Subsidiary Guarantor is not otherwise required to provide a Guarantee pursuant to Section 1015 or any other provision of this Indenture. The Guarantee issued by a Restricted Subsidiary that is an EU Licensed Operator and by any of its Subsidiaries or by an EU Investorco and by any of its Subsidiaries will be automatically released and discharged concurrently with such EU Licensed Operator or EU Investorco, as the case may be, ceasing to be a Restricted Subsidiary of the Company.

          (b) Concurrently with the discharge of the Notes under Section 401, the defeasance of the Notes under Section 1402 hereof, or the covenant defeasance of the Notes under

Section 1403 hereof, the Subsidiary Guarantors shall be released from all their obligations under their respective Guarantees under this Article Thirteen.

          SECTION 1310. Benefits Acknowledged.
                        ---------------------

          Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its respective guarantee and waiver pursuant to its respective Guarantee is knowingly made in contemplation of such benefits.

                                ARTICLE FOURTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1401. Company's Option to Effect Defeasance
                        or Covenant Defeasance.
                        ----------------------

          The Company may, at its option and at any time, effect defeasance of the Notes under Section 1402, or covenant defeasance of the Notes under Section 1403, in accordance with the terms of the Notes and in accordance with this Article.

          SECTION 1402. Defeasance and Discharge.
                        ------------------------

          Upon the Company's exercise under Section 1401 of the option applicable to this Section 1402, the Company, the Subsidiary Guarantors and any other obligor of the Notes, if any, shall be deemed to have been discharged from their obligations with respect to the Outstanding Notes and the Guarantees, respectively, on the 123rd day after the conditions set forth in Section 1404 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company, the Subsidiary Guarantors and any other obligor of the Notes, if any, shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1405 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under the Notes and this Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder
(A) the rights of Holders of such Outstanding Notes to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company's obligations in connection therewith and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to such Notes.

          SECTION 1403. Covenant Defeasance.
                        -------------------

          Upon the Company's exercise under Section 1401 of the option applicable to this Section 1403, the Company and the Subsidiary Guarantors shall be released from their obligations under Section 801, 802 and Sections 1008 through 1019 with respect to the Outstanding Notes on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, "covenant defeasance"), and such Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes, the Company and any Subsidiary Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3) or 501(4) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

          SECTION 1404. Conditions to Defeasance or Covenant Defeasance.
                        -----------------------------------------------

          The following shall be the conditions to application of either Section 1402 or Section 1403 to the Outstanding Notes:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) an amount in cash in U.S. dollars, non-callable U.S. Government Securities or a combination thereof, in each case in such amounts as will be sufficient, in the opinion of a United States or Canadian nationally recognized firm of independent public accountants or nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on such Outstanding Notes on the Stated Maturity of such principal (and premium, if any) or installment of interest; provided that the Trustee (or such qualifying trustee) shall have been irrevocably instructed by the Company to apply such money or the proceeds of such U.S. Government Securities to said payments with respect to such Notes.

          (2) No Default or Event of Default with respect to such Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraph (9) of Section 501 is concerned, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement to which the Company or any Subsidiary Guarantor is a party or by which it is bound.

          (4) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date hereof, there has been a change in the applicable federal income tax law or interpretation of such federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (5) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (6) In the case of both defeasance under Section 1402 and covenant defeasance under Section 1403, the Company shall have delivered to the Trustee an opinion of Canadian Counsel stating that the Company has received from, or there has been published by, the Canada Revenue Agency an advance ruling, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Outstanding Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such deposit and defeasance and will be subject to Canadian federal, provincial or territorial income tax or other tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Notes include Holders who are not resident in Canada).

          (7) In the case of defeasance under Section 1402 or covenant defeasance under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit or after the date such opinion is delivered, and assuming that no Holder is an "insider" with respect to the Company, as that term is defined in Section 101 of title 11, United States Bankruptcy Code (the "Bankruptcy Code"), the cash or securities deposited in trust will not be subject to avoidance and repayment under Sections 547 and 550 of the Bankruptcy Code.

          (8) The Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of either the Company or any Subsidiary Guarantor with the intent of hindering, delaying or defrauding creditors of either the Company or any Subsidiary Guarantor.

          (9) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 123rd day after the date of such deposit.

          (10) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403, as the case may be, have been complied with.

          SECTION 1405. Deposited Money and Government Securities to Be
                        Held in Trust; Other Miscellaneous Provisions.
                        ---------------------------------------------

          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the "Trustee") pursuant to Sections 1404 and 1406 in respect of such Outstanding Notes shall be held in trust and applied by the Trustee in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money and U.S. Government Securities so held in trust are not subject to Article Twelve.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Securities deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes.

          Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Securities (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

          SECTION 1406. Reinstatement.
                        -------------

          If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1405 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes and any obligations of Subsidiary Guarantors under this Indenture and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 1402 or 1403, as the case may be, until such time as the Trustee or Paying

Agent is permitted to apply all such money in accordance with Section 1405; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal of (or premium, if any) or interest on any such Note following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders, and the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                 CHC HELICOPTER CORPORATION


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 4083423 CANADA INC.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 AVIATION PERSONNEL RECRUITMENT AND
                                    MANAGEMENT (APRAM) LIMITED


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 BOND HELICOPTER SERVICES LTD.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 BRINTEL HELICOPTERS LIMITED


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:

                                 BRINTEL HOLDINGS LIMITED


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 CANADIAN HELICOPTERS (U.K.) LIMITED


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 CAPITAL AVIATION SERVICES BV


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 CHC CAPITAL (BARBADOS) LIMITED


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 CHC IRELAND LIMITED


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 CHC HELICOPTERS (BARBADOS) LIMITED


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:

                                 CHC HELICOPTER HOLDINGS LIMITED


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 CHC HELICOPTERS (AFRICA) (PROPRIETARY) LTD.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 CHC HELICOPTERS INTERNATIONAL INC.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 CHC HELICOPTERS (MAURITIUS) LTD.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 CHC LEASING (BARBADOS) LIMITED


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 CHC NETHERLANDS BV


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:

                                 CHC SWEDEN AB


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                CHC SCOTIA LIMITED


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 COURT AIR (PROPRIETARY) LTD.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 COURT FLIGHT SAFETY (PROPRIETARY) LTD.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 COURT HELICOPTER SERVICES (PROPRIETARY) LTD.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 FLIGHT HANDLING LIMITED


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:

                                 HANDELSMAATSCHAPPIJ SCHREINER & CO. BV


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 LLOYD BASS STRAIT HELICOPTERS PTY.
                                    LTD.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 LLOYD HELICOPTERS
                                    INTERNATIONAL PTY. LTD.,
                                    in its individual capacity and as trustee of THE AUSTRALIAN HELICOPTERS TRUST


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 LLOYD HELICOPTER SERVICES LTD.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 LLOYD HELICOPTER SERVICES PTY. LTD.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:

                                 LLOYD HELICOPTER PTY. LTD.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 LLOYD OFFSHORE HELICOPTERS PTY. LTD.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 LUCHTVAARTMAATSCHAPPIJ SCHREINER AIRWAYS BV


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 MANAGEMENT AVIATION LTD.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 NORTH DENES AERODROME LTD.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 SCHREINER AIRCRAFT MAINTENENCE BV


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:

                                 SCHREINER CANADA LTD.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 SCHREINER LUCHTVAART GROUP BV


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 SCHREINER NORTHSEA HELICOPTERS BV


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 SCHREINER NORTHSEA HELICOPTERS CV


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 SCHREINER ONROEREND GOED BV


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 SCHREINER TCHAD SA


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:

                                 VIKING HELICOPTERS LTD.


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 WHIRLY BIRD SERVICES LIMITED


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:


                                 THE BANK OF NEW YORK,
                                      as Trustee


                                 By
                                      -----------------------------------
                                      Name:
                                      Title:

                                                                       Exhibit A
                                                                       ---------

                                 [FACE OF NOTE]

                           CHC HELICOPTER CORPORATION

                    7 3/8% Senior Subordinated Note due 2014

                                                            CUSIP No. __________
No. _________                                                ISIN No. __________

                                                                 $______________

          CHC HELICOPTER CORPORATION, a corporation incorporated under the federal laws of Canada (the "Company", which term includes any successor Person under this Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of ___________________________Dollars ($), on May 1, 2014.

          [Interest Rate:          [    ]% per annum.](1)
          Interest Payment Dates:  May 1 and November 1 of each year commencing
                                   November 1, 2004
          Regular Record Dates:    April 15 and October 15 of each year.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date:                            CHC HELICOPTER CORPORATION
      -----------


                                 By
                                      --------------------------
                                      Name:
                                      Title:

----------
(1)  Include only for Exchange Notes _______________

               (Form of Trustee's Certificate of Authentication)

          This is one of the 7 3/8% Senior Subordinated Notes due 2014 referred to in the within-mentioned Indenture.

                                 THE BANK OF NEW YORK,
                                      as Trustee


Dated:                           By:
      --------------                  ------------------------------------
                                                    Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                           CHC HELICOPTER CORPORATION

                    7 3/8% Senior Subordinated Note due 2014

1.   Principal and Interest; Subordination.
     -------------------------------------

          The Company will pay the principal of this Note on May 1, 2014.

          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 7 3/8% per annum [(subject to adjustment as provided below)](2) [except that interest accrued on this Note pursuant to the fourth paragraph of this Section 1 for periods prior to the applicable Exchange Offer or Shelf Registration Date (as such terms are defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Notes from time to time during such periods].(1)

          Interest will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes)) at the close of business on the April 15 or October 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing November 1, 2004.

          [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated April 27, 2004, among the Company, the Subsidiary Guarantors and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that either (a) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 90th calendar day following the date of original issue of the Notes, (b) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) has not been declared effective on or prior to the 180th calendar day following the date of original issue of the Notes or (c) the Exchange Offer is not consummated or a Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement) is not declared effective on or prior to the 210th calendar day following the date of original issue of the Notes, the interest rate borne by this Note shall be increased by one-quarter of one percent per annum following such 90-day period in the case of
(a) above, following such 180-day period in the case of (b) above or following such 210-day period in the case of (c) above, which rate will be increased by an additional one-quarter of one percent per annum for each 90-day period that any additional interest continues to accrue; provided that the aggregate increase in such annual interest rate shall in no event exceed one percent. Upon (x) the filing of the Exchange Offer Registration Statement after the 90-day period described in clause (a) above, (y) the effectiveness of the Exchange Offer Registration

----------
(2)  Include only for Initial Note.

Statement after the 180-day period described in clause (b) above or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 210-day period described in clause (c) above, the interest rate borne by this Note from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the interest rate set forth above; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (a), (b) or
(c) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.](2)

          Interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange herefor](3) or, if no interest has been paid, from April 27, 2004; provided that, if there is no existing default in the payment of interest and if this
Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The yearly rate of interest that is equivalent to the rate payable under the Notes is the rate payable multiplied by the actual number of days in the year and divided by 360 and is disclosed herein solely for the purpose of providing the disclosure required by the Interest Act (Canada).

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

          The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee its attorney-in-fact for such purpose.

2.   Method of Payment.
     -----------------

          The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each May 1 and November 1 to the Persons who are Holders (as reflected in the Note Register at the close of business on April 15 and October 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment

----------
(2) Include only for Initial Note.

(3) Include only for Exchange Note.

of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after May 1, 2014.

          The Company will pay principal (premium, if any) and interest in the coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (premium, if any) and interest by its check payable in such money. The Company may pay interest on the Notes either (a) by mailing a check for such interest to a Holder's registered address (as reflected in the Note Register) or
(b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, the Trustee will act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4.   Indenture; Limitations.
     ----------------------

          The Company issued the Notes under an Indenture dated as of April 27, 2004 (the "Indenture"), among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

          The Notes are unsecured senior subordinated obligations of the Company and may be issued in unlimited principal amount, subject to compliance with the Indenture. The initial issuance of Notes under the Indenture is $250,000,000.

5.   Redemption.
     ----------

          Optional Redemption. The Notes may be redeemed at the option of the Company, in whole or in part, at any time and from time to time on or after May 1, 2009, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning May 1 of each of the years set forth below:

                                                        Redemption
          Year                                            Price
          -------------------------------------------- ------------
          2009   ....................................    103.688%
          2010   ....................................    102.485%
          2011   ....................................    101.229%
          2012 and thereafter   .....................    100.000%

          Before May 1, 2009, the Company may also redeem the Notes, as a whole or from time to time in part, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued and unpaid interest and additional interest thereon, if any, to, the date of redemption (the "Redemption Date").

          In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, at any time prior to May 1, 2007, the Company may redeem up to 35% of the aggregate principal amount of the Notes plus any Additional Notes, within 90 days of one or more Equity Offerings with the net proceeds of such offerings, at 107.375% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided, however, that, immediately after giving effect to such redemption, at least 65% of the aggregate principal amount of the Notes originally issued plus any Additional Notes remains outstanding thereafter.

          If less than all the Notes are to be redeemed pursuant to the preceding two paragraphs, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed, or if the Notes are not so listed, by lot or by any other method the Trustee shall deem fair and appropriate; provided that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than U.S.$1,000; provided further that any such redemption pursuant to the provisions relating to a Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC).

          Redemption upon Changes in Withholding Taxes. The Notes may be redeemed at the option of the Company at any time, in whole but not in part, on not less than 30 nor more than 60 days' prior written notice to the Holders (which notice shall be irrevocable), at 100% of the principal amount, together with accrued interest thereon to the redemption date, and all Additional Amounts, if any, then due or becoming due on the redemption date, in the event the Company or a Subsidiary Guarantor is, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts or indemnification payments (other than in respect of Documentary Taxes) as a result of a change or amendment in the laws (including any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction or any change in or new or different position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change is announced or becomes effective on or after the date of this offering memorandum; provided that the Company has deter-mined, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company or a Subsidiary Guarantor.

          Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or a Subsidiary Guarantor would, but for such redemption, be obligated to make such payment or withholding or later than 365 days after the Company or a Subsidiary Guarantor first becomes liable to make such payment or withholding or later than 365 days after the Company or a Subsidiary Guarantor first becomes liable to make such payment or withholding. Prior to the mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of an independent tax counsel of recognized international standing to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent above, which opinion shall then be conclusive and binding on the Holders.

          Redemption Notice. Notice of a redemption will be mailed, first-class postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Note Register. Notes in original denominations larger than U.S.$1,000 may be redeemed in part in integral multiples of U.S.$1,000. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption and accepted by payment, unless the Company defaults in the payment of the Redemption Price.

6.   Repurchase upon a Change in Control and Asset Sales.
     ---------------------------------------------------

          Upon the occurrence of (a) a Change in Control, the Company will be obligated to make an Offer to Purchase the Holders' Outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) Asset Sales, the Company may be required to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sales (subject to the limits described within if the offer to purchase is made within the first five years after the Notes are issued) at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7.   Denominations; Transfer; Exchange.
     ---------------------------------

          The Notes are in registered form without coupons, in denominations of U.S.$1,000 and multiples of U.S.$1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part).

8.   Persons Deemed Owners.
     ---------------------

          The registered Holder shall be treated as the owner of a Note for all purposes.

9.   Unclaimed Money.
     ---------------

          If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or non-callable U.S. Government Securities sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) issuances and sales of Capital Stock of Restricted Subsidiaries; (iv) transactions with Affiliates; (v) Liens; (vi) purchase of Notes upon a Change in Control; (vii) disposition of proceeds of Asset Sales; (viii) guarantees of Indebtedness by Restricted Subsidiaries; (ix) dividend and other payment restrictions affecting Restricted Subsidiaries; (x) merger and certain transfers of assets; and (xi) limitation on Unrestricted Subsidiaries. Within 140 days after the end of each fiscal year and within 60 days after each fiscal quarter, the Company must report to the Trustee on compliance with such limitations.

13.  Successor Persons.
     -----------------

          When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.  Remedies for Events of Default.
     ------------------------------

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.  Guarantees.
     ----------

          The Company's obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a senior unsecured basis, to the extent set forth in the Indenture, by each of the Subsidiary Guarantors.

16.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

17.  Authentication.
     --------------

          This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18.  Abbreviations.
     -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

19.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to CHC Helicopter Corporation, Hangar No. 1,

St. John's Airport, P.O. Box 5188, St. John's, Newfoundland A1C 5V5, Canada,
Attention: Chief Financial Officer.

                            [FORM OF TRANSFER NOTICE]

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
---------------------------------


--------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)


--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                               ON ALL CERTIFICATES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                  CERTIFICATES]

          In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or the 40th day from the Issue Date, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                    Check One
                                    ---------

(a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or
                                       --

(b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 311 and 312 of the Indenture shall have been satisfied.

Date:
      ------------------

                                 ---------------------------------------------
                                 NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee:
                    -------------------------------


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
      ------------------------------

                                ------------------------------------------------
                                NOTICE:  To be executed by an executive officer.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 1013 or Section 1014 of the Indenture, check the box: /_/.

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 1013 or Section 1014 of the Indenture, state the amount (in original principal amount) below:

                            $_______________.


Date:
     ------------------------------------------------------------------

Your Signature:
               --------------------------------------------------------

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                    ---------------------------------------------------

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.